UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                                 AMENDMENT NO. 1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TECHALT, INC.
                 (Name of small business issuer in its charter)

           Nevada                       3576              87-0533626
(Jurisdiction of Incorporation)     (SIC Number)     (IRS Employer ID No.)

  3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601
          (Address and telephone number of principal executive offices)


         James E. Solomon                                Peter Lynch
Chairman & Chief Executive Officer           President & Chief Operating Officer
 3311 N. Kennicott Ave., Suite A              3311 N. Kennicott Ave., Suite A
    Arlington Heights, IL 60004                  Arlington Heights, IL 60004
          (847) 870-2601                               (847) 870-2601


           (Name, Address, and Telephone Number of Agent for Service)
           ----------------------------------------------------------

                                   COPIES TO:

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                           900 Fourth Ave., Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545

            Approximate date of proposed sale to the public: As soon
                   as practicable after the effective date of
                          this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


---------------------------------------------------------------------------------------------------------
Title of each class     Amount to be          Proposed maximum     Proposed maximum      Amount of
of securities to be     registered            offering price per   aggregate offering    registration fee
registered                                    unit(a)              price(1)
---------------------------------------------------------------------------------------------------------
Common Stock:

$.001 par value         4,000,000(2)          $ .75                $ 3,000,000           $  353.10

$.001 par value         6,079,528(3)          $ .50                $ 3,039,764           $  357.78

$.001 par value        12,210,276(4)          $ .50                $ 6,105,138           $  718.57

$.001 par value        12,210,276(5)          $1.00                $ 6,105,138           $  718.57

$.001 par value           975,000(6)          $1.00                $   975,000           $  114.75

$.001 par value         1,495,000(7)          $1.00                $ 1,495,000           $  175.00

$.001 par value         1,040,000(8)          $ .50                $   520,000           $   61.20

$.001 par value           925,000(9)          $ .50                $   462,500           $   54.43

$.001 par value           240,000(10)         $ .50                $   120,000           $   14.12

$.001 par value           500,000(11)         $ .50                $   250,000           $   29.42

$.001 par value           500,000(12)         $1.00                $   500,000           $   58.85

$.001 par value           600,000(13)         $1.00                $   600,000           $   70.62

Total:                 40,775,080                                  $23,172,540           $2,727.40
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee payable pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Represents shares being registered for TechAlt, Inc.

(3) Represents shares 130% of the shares issued to Paul Masanek in connection with the Agreement and Plan of Merger

(4) Represents 130% of the shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock

(5) Represents 130% of the shares issuable upon exercise of warrants to purchase common stock at $1.00 per share issued to investors of our Series A Convertible Preferred Stock

(6) Represents 130% of the shares issuable upon exercise of warrants to purchase common stock at $1.00 per share issued to Paul Masanek

(7) Represents 130% of the shares issuable upon conversion of a Secured Convertible Promissory Note at $1.00 per share issued to Services By Designwise, Ltd.

(8) Represents shares earned by Sunrise Securities Corp., for investment banking services

(9) Represents shares issuable upon exercise of warrants to purchase common stock at $.50 per share earned by Sunrise Securities Corp., for investment banking services

(10) Represents shares earned by Sunrise Financial Group, Inc., for public relations services

(11) Represents shares issuable upon exercise of options to purchase common stock at $.50 per share earned by Sunrise Financial Group, Inc., for public relations services

(12) Represents shares issuable upon exercise of options to purchase common stock at $1.00 per share issuable to Sunrise Financial Group, Inc., for public relations services

(13) Represents 500,000 shares issued and 100,000 shares issuable to Excipio Group, S.A., in connection with business development services

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(a) The proposed maximum offering price per share is based upon a recent valuation of the Company by Sunrise Securities Corp.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION; DATED _____________, 2005

PRELIMINARY PROSPECTUS

                                 [TECHALT LOGO]


                        40,775,080 SHARES OF COMMON STOCK

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. TechAlt, Inc., a Nevada corporation (the "Company", "TechAlt" or the "Registrant") is registering 36,775,080 shares of our common stock to be sold by certain stockholders of the Company (the "Selling Stockholders") and 4,000,000 shares of common stock which may be sold by TechAlt from time to time. The Selling Stockholders and TechAlt will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders, but will receive proceeds from sales of the 4,000,000 shares being registered for TechAlt. We will receive the proceeds from any cash exercises of any of the warrants by the Selling Stockholders. Shares of our common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. We have applied for trading of our common stock on the over-the-counter bulletin board.


You may contact us at our principal executive offices located at 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering involves a high degree of risk. See "Risk Factors" on page 3.


The date of this prospectus is __________________, 2005

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS IN WHICH OFFERS AND SALES ARE PERMITTED.

Summary....................................................................... 6
Risk Factors.................................................................. 8
Use of Proceeds...............................................................10
Certain Relationships and Related
Transactions..................................................................11
Market for the Company's Common Stock and Related Stockholder Matters.........11
Selling Security Holders......................................................11
Plan of Distribution..........................................................14
Legal Proceedings.............................................................16
Dividend Policy...............................................................18
Management's Discussion and Analysis of Financial Condition and Results of
Operations....................................................................18
Business......................................................................24
Property......................................................................26
Executive Compensation........................................................28
Security Ownership of Certain Beneficial Owners and Management................29
Description of
Securities....................................................................30
Legal Matters.................................................................32
Experts.......................................................................32
Changes in Accountants........................................................32
Indemnification of Officers and Directors.....................................32
Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus. The following summary highlights material information which is presented in more detail elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

OUR COMPANY


The Company produces a secure wireless communications toolset to be used by emergency first responders for interagency interoperability, communication and collaboration. The convergence of video, voice, and data requires larger transmission bandwidth than current radio systems could provide. In addition, public safety officials require redundant networks to ensure communication capability in the event the primary system is damaged or destroyed. The Company's toolset provides multi-network capable communications for the Police, EMS, and other Homeland Security Agencies. There are 360 agencies under the Department of Homeland Security ("DHS"), of which 17,000 US police departments are but one grouping.


The Company, through its proprietary hardware, network, and communications components, delivers a complete technology solution that communicates data and mission critical imagery between remote first responders and central command and control centers by using any and all existing public wireless networks, coupled with secure agency networks. These existing wireless networks include the new
802.11 or Wi-Fi networks, and spread spectrum technologies, which include licensed frequencies, for which the carriers pay a fee to the government to be utilized in a specific location and unlicensed frequencies, which are free to the public to use; 802.11 or Wi-Fi networks fall into this unlicensed category.

The Company solution provides a scalable, robust, secure, communications method for first responders to provide interoperable communications and interagency interoperability, communication and collaboration. The proposed Homeland Security Agency ("HSA") budget to build this capability was $3.5 billion out of the proposed $37.5 billion for the entire Fiscal Year 2003 HSA budget.

OUR MANAGEMENT


JAMES E. SOLOMON is the Chairman of our Board of Directors and has served as our Chief Executive Officer since August 2004. Mr. Solomon is also the President and Chief Executive Officer of Technology Alternatives, Inc. of Schaumburg, Illinois. Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.


PETER LYNCH has served as our Chief Operating Officer since October of 2004 and as our President since February 2005. Mr. Lynch has extensive senior executive level management experience in the broadband communications industry including a combination of domestic and international entrepreneurial assignments.

GEORGE LOERA has served as a member of our Board of Directors since August of 2004. For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois.

C. PETE ASHI has served as a member of our Board of Directors since August of 2004. Mr. C. Pete Ashi has over 22 years of Information Systems industry experience. Over the past five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55M Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries.


JAMES HURLEY has served as our Chief Financial Officer since November 23, 2004. Prior to joining TechAlt, Mr. Hurley was a financial consultant for several small to mid-size start-up companies. From 2000 through 2002, Mr. Hurley was the Chief Financial Officer of Tallgrass Communications, Inc., a competitive local exchange carrier providing broadband access for voice and data communication. Mr. Hurley was also a member of the Board of Directors of Tallgrass. From 1976 until 1992, Mr. Hurley served in various operational and financial roles for Centel Communications Company. Prior to joining Centel, Mr. Hurley was a Certified Public Accountant for Arthur Anderson from 1970 to 1976.

BARBARA ROBERTS has served as our Vice President of Sales and Business Development since October of 2004. Ms. Roberts has nineteen years of practical and industry experience combining the disciplines of Executive Management, Sales/Marketing, Finance, Operations, and Systems Integration. Prior to joining TechAlt, Inc., Ms. Roberts worked for Technology Alternatives, Inc., of Schaumburg, Illinois beginning in 2002.

DAVID M. OTTO has served as our Secretary since August of 2004. David M. Otto is a Seattle-based attorney and President of The Otto Law Group. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto is admitted to practice law in New York and Washington.

MICHAEL J. LIGHTFOOT has served as our Vice President of Administration since January 1, 2005. Prior to joining our Company, Mr. Lightfoot was a member of Michael J. Lightfoot, P.C., a law firm specializing in contracts, advising on content and data protection, banking, insurance, WiFi and international transactions from 1998 until December 2004.

THE OFFERING


--------------------------------------------------------------------------------
Securities Offered            36,775,080 shares of Selling Stockholder common
                              stock. See "Selling Stockholders". 4,000,000 shares of stock being registered for TechAlt.

--------------------------------------------------------------------------------
Selling Stockholders          The Selling Stockholders are identified in this
                              prospectus with the maximum amount of our common shares that each may sell either outright or upon conversion of convertible securities.

--------------------------------------------------------------------------------
Plan of Distribution          The Selling Stockholders and TechAlt may sell
                              shares of common stock through agents or brokers, acting as principal agent in transactions, which may involve block transactions, on the over-the-counter bulletin board or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter bulletin board, or otherwise at market prices prevailing at the time of sale, at negotiated prices or at fixed prices;
                              through brokers or agents in private sales at negotiated prices; or by any other legally available means.


--------------------------------------------------------------------------------
Offering Price At prevailing market prices on the over-the-counter bulletin board or on other exchanges on which the shares are then listed or at negotiated prices.

--------------------------------------------------------------------------------
Use of Proceeds               We will not obtain any funds from the sale of the
                              common stock sold by the Selling Stockholders. We will receive proceeds from the cash exercise of warrants currently outstanding (or anticipated to be outstanding at the time of the effectiveness of this registration statement) and included in this prospectus. We intend to use any such cash proceeds received from the exercise of the Warrants for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.


                              We will receive funds from the sale of the
                              4,000,0000 shares of common stock sold by TechAlt. We intend to use any such cash proceeds received from the of the shares for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.
--------------------------------------------------------------------------------

                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing any shares of common stock. Any of the following risks could materially harm our business, operating results and financial condition, and could result in a decrease in the trading price of our shares of common stock, common stock or public warrants, or in a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE NO HISTORY OF PROFITABLE OPERATIONS AND MAY INCUR FUTURE LOSSES.

Since our inception, we have incurred losses and we may never achieve or sustain profitability. In addition, we expect our operating expenses to increase significantly as we expand our sales and marketing efforts and otherwise support our expected growth. Given these planned expenditures, we may incur additional losses in the near future.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING HISTORY IN THE EMERGENCY FIRST RESPONDERS MARKET.

Our management determined to concentrate on the emergency first responders market in late 2002 and TechAlt did not begin to focus on secured wireless communications until August 2004 when it was licensed certain intellectual property by Technology Alternatives, Inc. We have a limited operating history based upon which you can evaluate our present business and future prospects. We face risks and uncertainties relating to our ability to implement our business plan successfully. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by public companies that have recently changed their business strategies. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

WE ARE MATERIALLY DEPENDENT ON ACCEPTANCE OF OUR PRODUCTS BY THE EMERGENCY FIRST RESPONDERS MARKET, AND IF EMERGENCY FIRST RESPONDERS DO NOT PURCHASE OUR PRODUCTS, OUR REVENUES WILL BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO EXPAND INTO OTHER MARKETS.

A substantial number of emergency first responders may not purchase our toolset. In addition, if our toolset is not widely accepted by the emergency first responders market, we may not be able to expand sales of our products into other markets.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR GROWTH PROSPECTS MAY BE LIMITED AND OUR FUTURE PROFITABILITY MAY BE ADVERSELY AFFECTED.

We intend to expand our sales and marketing programs and our manufacturing capability. Rapid expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected. Our systems, procedures, controls and management resources also may not be adequate to support our future operations. We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

MOST OF OUR END-USERS ARE SUBJECT TO BUDGETARY AND POLITICAL CONSTRAINTS WHICH MAY DELAY OR PREVENT SALES.


Most of our end-user customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies.


IF WE ARE UNABLE TO PROTECT OUR RIGHT TO USE CERTAIN INTELLECTUAL PROPERTY, WE MAY LOSE A COMPETITIVE ADVANTAGE OR INCUR SUBSTANTIAL LITIGATION COSTS TO PROTECT OUR RIGHTS.


Our future success depends in part upon our proprietary technology. Pursuant to the Agreement and Plan of Merger effected December 2004, we acquired United States Patent No. 6,587,441 owned by Technology Alternatives, Inc. on wireless, redundant, secure, real-time, network for a proprietary interactive data transfer system having a remote terminal and a host data center. Controllers for the remote terminal and the host data center receive the proprietary language messages and packetize and encrypt the messages for sending over the best wireless carrier among the plurality of wireless carriers the controllers are connected to. The wireless control protocol monitors the communications to provide for selection of the most reliable communication carrier for any part of a transmission. Each network segment of the signal path has at least one state-controlled gate which reports the status of that signal path. Real time transmission and acknowledgment of securely packetized messages on wireless communications carriers via an object oriented coding control application provides for reliable datagram transfer independent of the reliability of any one signal path. The scope of any patent to which we have or may obtain rights may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy, and expensive. In addition, our patents may be held invalid upon challenge, others may claim rights in or ownership of our patents.

WE ARE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, WHICH MAY CAUSE US TO INCUR LITIGATION COSTS AND DIVERT MANAGEMENT ATTENTION FROM OUR BUSINESS.

Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management's attention from our business. If our products were found to infringe a third party's proprietary rights, we could be required to enter into royalty or licensing agreements in order to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.


WE NEED ADDITIONAL FINANCING.

We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. Although we anticipate that future revenues and new capital from private and institutional investors will be sufficient to fund our current operations and capital requirements for the current fiscal year, we could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.


YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

IF WE WERE TO LOSE THE SERVICES OF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER OUR BUSINESS WOULD SUFFER.


We are substantially dependent upon the continued services of James E. Solomon, our Chief Executive Officer. We have a three (3) year employment agreement with Mr. Solomon. The loss of the services of Mr. Solomon through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do not maintain key person life insurance on the life of Mr. Solomon.

In addition to Mr. Solomon, if we were to lose the services of one or more of our key employees, such as James Hurley, our Chief Financial Officer, or Peter Lynch, our President & Chief Operating Officer, our business, operating results, financial condition or business prospects could be materially adversely affected.


PENNY STOCK REGULATIONS

The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

THE PRICE AT WHICH THE SELLING STOCKHOLDERS RESELL THEIR STOCK OFFERED IN THIS PROSPECTUS MAY BEAR NO RELATIONSHIP TO OUR VALUE.


The prices at which the Company or the Selling Stockholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, convertible preferred stock and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market prices for our common shares.

RISKS RELATED TO THIS OFFERING

THERE IS NO CURRENT MARKET FOR THE COMPANY'S COMMON STOCK

The Company's common stock does not currently trade on any exchange or the over-the-counter bulletin board. The Company has applied for listing the common stock on the over-the-counter bulletin board. However there is no assurance that the common stock will ever trade on any exchange or the over-the-counter bulletin board.

THE PRICE OF OUR SECURITIES MAY BE VOLATILE, WHICH MAY LEAD TO LOSSES BY INVESTORS.

The price of our securities may fluctuate significantly in response to a number of factors, including:

o Our quarterly operating results;

o Changes in earnings estimates by analysts and whether our earnings meet or exceed such estimates;

o Announcements of technological innovations by us or our competitors;

o Additions or departures of key personnel; and

o Other events or factors that may be beyond our control.

Volatility in the market price of our securities could lead to claims against us. Defending these claims could result in significant litigation costs and a diversion of our management's attention and resources.

WE WILL NEED TO COMPLY WITH FEDERAL AND STATE SECURITIES LAWS TO MAINTAIN THE TRADEABILITY OF OUR SECURITIES.

We must maintain in effect the registration statement filed with the Securities and Exchange Commission with respect to the shares of common stock and must also comply with the securities laws of a state for the shares of common stock to be tradable in that state. If we do not comply with federal or state securities laws, your ability to sell the securities offered by this prospectus may be significantly reduced.

WE DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

Any investors who have or anticipate any need for immediate income from their investment should not purchase any of the shares of common stock offered hereby.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders. The Company will receive the proceeds from the exercise of the warrants held by the Selling Shareholders and from sale of the 4,000,000 shares of common stock being registered for the Company on this registration statement. Any such proceeds will be used for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.


                         DETERMINATION OF OFFERING PRICE


The shares will be sold at prevailing market prices on the over-the-counter bulletin board or on other exchanges on which the shares are then listed or at negotiated prices.

             CAUTIONARY WARNING REGARDING FORWARD-LOOKING STATEMENTS


This Prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) whether the prime vendor contract for secured first responder communications between IBM and Cook County is successfully completed; (2) whether our significant component suppliers are able to deliver their products on a timely basis; (3) whether the investors in the Offering elect to exercise their warrants to purchase correspondece shares of common stock for $1.00 per share from us; (4) the ability of the Company to attract and retain key personnel; (5) the Company's ability to comply with federal, state and local government regulations; and (6) other factors over which we have little or no control.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

Neither TechAlt nor any Selling Stockholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.


Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to:
Investor Relations; TechAlt, Inc., 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004; (847) 870-2601.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Mr. Solomon and the Company entered into an Employment Agreement on or around August 24, 2004. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed until terminated by the Company. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). Solomon is eligible to receive an annual cash bonus of up to Two Hundred Seventy Five Thousand Dollars ($275,000) in connection with the gross revenues of the Company and it is anticipated that Mr. Solomon will be granted options to purchase up to one million (1,000,000) shares of the common stock of the Company, subject to vesting.

In August of 2004, the Company issued 600,000 shares of common stock to Ms. Diana Loera, a family member of George Loera and 125,000 shares of common stock to Christopher Solomon, a family member of James E. Solomon. These shares were rescinded, ab initio, in connection with the Agreement to Rescind Intellectual Property License Agreement between the Company and Technology Alternatives, Inc., which was executed on December 15, 2004.


      MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS


No market currently exists for our common stock. As of January 19, 2005, approximately 1,369,500 shares of our common stock may be sold pursuant to Rule 144 of the Securities Act. As of January 19, 2005, there were approximately 12,027,719 shares issued of our common stock, 3,300,000 shares of Series A Preferred stock outstanding convertible into 6,600,000 shares of our common stock and warrants outstanding to purchase approximately 7,350,000 shares of our common stock. Services By Designwise, Ltd., an Illinois corporation, currently holds a Secured Convertible Promissory Note which is convertible into 1,150,000 shares of our common stock.

TechAlt is registering 4,000,000 shares of its common stock which may be sold by us from time to time.

We have approximately 98 shareholders of record of our common equity.


The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock.



                            SELLING SECURITY HOLDERS


The shares of common stock being offered by the Selling Stockholders are (i) issuable upon conversion of the Series A Preferred shares issued or Series A Preferred shares which may be issued by us in the near future (ii) issuable upon exercise of the Warrants to purchase shares of our common stock, (iii) issuable upon exercise of Options to purchase 1,000,000 shares of common stock, (iv) issuable upon conversion of a $1,150,000 Secured Convertible Promissory Note issued to Services By Designwise, Ltd., (v) shares of common stock which were issued to Paul Masanek in connection with the Agreement and Plan of Merger between the Company and Technology Alternatives, Inc., (vi) shares of common stock issuable to Sunrise Securities Corp., Sunrise Financial Group, Inc., or their designees, in connection with investment banking and public relations services, respectively, and (vii) shares of common stock issued and issuable to Excipio Group, S.A. in connection with business development services.

We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Paul Masanek, a former member of the Board of Directors and executive officer of the wholly-owned subsidiary of the Company, Technology Alternatives, Inc. and Services By Designwise, Ltd., manufactures certain goods for the Company. Sunrise Securities Corp., provides investment banking services to the Company along with public relations services.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders, or which the Company believes the Selling Stockholder will own within the next sixty (60) days. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership, or anticipated ownership within the next sixty (60) days, of Common Stock of the Company. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of registration rights agreements with Paul Masanek, SBD, the holders of the Series A Preferred Shares and the Warrants, this prospectus generally covers the resale of at least the sum of (i) 130% of the maximum number of shares of common stock issuable upon conversion of the Series A Preferred Shares (assuming that the Series A Preferred Shares are convertible at their initial Conversion Price and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in the Certificate for the Series A Preferred Shares) (ii) 130% of the maximum number of shares of common stock issuable upon exercise of the related Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission. Because the conversion price of the Series A Preferred Shares and the exercise price of the Warrants and the Secured Convertible Promissory Note may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. If all shares being registered are sold, none of the Selling Stockholders will own any shares of common stock of the Company and (iii) 130% of the maximum number of shares of common stock issuable upon exercise of the 750,000 warrants held by Masanek, conversion of the 1,150,000 Promissory Note held by SBD, and currently held by Masanek in connection with the Merger.

Under the terms of the Series A Preferred Shares and the Warrants, certain of the Selling Stockholders may not convert the Series A Preferred Shares or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Series A Preferred Shares which have not been converted and upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution".



---------------------------------------------------------------------------------------------------------------
NAME                                       NUMBER OF SHARES OF COMMON       SHARES OF COMMON STOCK BEING
                                           STOCK BENEFICIALLY               REGISTERED BY THIS PROSPECTUS FOR
                                           OWNED                            THE SELLING STOCKHOLDERS
---------------------------------------------------------------------------------------------------------------
Paul Masanek*                                       5,426,560                           7,054,528

---------------------------------------------------------------------------------------------------------------
Services By Designwise, Ltd.(1)*                    1,150,000                           1,495,000

---------------------------------------------------------------------------------------------------------------
Derek Caldwell**                                      400,000                             520,000

---------------------------------------------------------------------------------------------------------------
Cherokee Holdings II, LLC(2)**                        900,040                           1,170,052

---------------------------------------------------------------------------------------------------------------
Cranshire Capital, LP(3)**                          1,000,000                           1,300,000

---------------------------------------------------------------------------------------------------------------
Crestview Capital Master, LLC(4)**                  6,800,000                           8,840,000

---------------------------------------------------------------------------------------------------------------
DKR SoundShore Oasis Holding Fund,                  1,000,000                           1,300,000
Ltd.(5)**

---------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NAME                                       NUMBER OF SHARES OF COMMON       SHARES OF COMMON STOCK BEING
                                           STOCK BENEFICIALLY               REGISTERED BY THIS PROSPECTUS FOR
                                           OWNED                            THE SELLING STOCKHOLDERS
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Iroquois Capital, LP(6)**                             125,000                             162,500

-------------------------------------------------------------------------------------------------------------
Smithfield Fiduciary, LLC(7)**                      4,000,000                           5,200,000

-------------------------------------------------------------------------------------------------------------
David Matthews**                                      200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Craig and Elizabeth Snider**                          400,000                             520,000

-------------------------------------------------------------------------------------------------------------
Chahram Pahlavi**                                     600,000                             780,000

-------------------------------------------------------------------------------------------------------------
Andrew Escoll and Tina Snider**                       200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Edward Snider**                                       200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Jay Leifer**                                          300,000                             390,000

-------------------------------------------------------------------------------------------------------------
Elena Neuman Lefkowitz**                              200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Robert H. Craft, III**                                400,000                             520,000

-------------------------------------------------------------------------------------------------------------
William F. Callanan**                                 800,000                           1,040,000

-------------------------------------------------------------------------------------------------------------
Christian Kinch**                                     200,000                             260,000

-------------------------------------------------------------------------------------------------------------
Randall E. Harris**                                   160,000                             208,000

-------------------------------------------------------------------------------------------------------------
Nathan Low Roth IRA**                                 800,000                           1,040,000

-------------------------------------------------------------------------------------------------------------
Nicholas Paras**                                      100,000                             130,000

-------------------------------------------------------------------------------------------------------------
Nathan Low***                                       1,277,250                           1,277,250

-------------------------------------------------------------------------------------------------------------
Derek Caldwell***                                     687,750                             687,750

-------------------------------------------------------------------------------------------------------------
Nathan Low****                                        504,000                             519,000

-------------------------------------------------------------------------------------------------------------
Derek Caldwell****                                    444,000                             459,000

-------------------------------------------------------------------------------------------------------------
Bartholomew Intl. Investments (8)****                 240,000                             100,000

-------------------------------------------------------------------------------------------------------------
American Friends of Shalva****                         40,000                              40,000

-------------------------------------------------------------------------------------------------------------
Dov Weiner****                                         10,000                           1,040,000

-------------------------------------------------------------------------------------------------------------
Marsha Kucher****                                     100,000                              10,000

-------------------------------------------------------------------------------------------------------------
Excipio Group, S.A.(9)*****                             2,000                               2,000

-------------------------------------------------------------------------------------------------------------
TOTAL                                              29,166,600                          36,775,080

* Issued pursuant to a private placement with Paul Masanek and Services by Designwise, Ltd., in connection with the settlement of certain litigation.

** Issued/issuable pursuant to a private placement of Series A Convertible Preferred Stock and Warrants to purchase common stock.

***Earned by Sunrise Securities Corp as commission in connection with the private placement of Series A Convertible Preferred Stock and Warrants to purchase common stock.

****Earned by Sunrise Financial Group, Inc. for public relations services.

*****Issuable in exchange for business development services.

(1) Paul Masanek controls the voting and dispositive power with respect to shares held by Services By Designwise, Ltd., an Illinois corporation.

(2) Derek Caldwell exercises sole voting power and dispositive powers with respect to shares owned by Cherokee Holdings II, LLC. Cherokee is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Cherokee is an affiliate of a broker-dealer, as Derek Caldwell is an officer of Sunrise Securities Corp., a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(2) Mitchell P. Kopin, President of Downsview Capital, Inc. (the General Partner) of Cranshire Capital, LP, exercises sole voting power and dispositive powers with respect to shares owned by Cranshire Capital, LP. Cranshire Capital, LP is not a registered broker-dealer or an affiliate of a broker-dealer, nor is it a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company.

(4) Shared voting and dispositive powers are exercised by: Stewart Flink, Robert Hoyt, Richard Levy and Dan Warsh. Crestview is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Crestview is an affiliate of a broker-dealer, as Stewart Flink is the sole principal of Dillon Capital, a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(5) DKR SoundShore is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company, nor is it a registered broker-dealer or an affiliate of a registered broker-dealer. DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(6) Iroquois is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Joshua Silverman exercises sole voting power and dispositive powers with respect to shares owned by Iroquois Capital, LP. Iroquois Capital, LP is not a broker-dealer or an affiliate of a broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(7) Smithfield is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield. Smithfield is an affiliate of a registered broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinary course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(8) Excipio Group, S.A. is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. David Coloris exercises sole voting power and dispositive powers with respect to shares owned by Excipio Group, S.A. Excipio Group, S.A. is not a broker-dealer or an affiliate of a broker-dealer. The shares of common stock being registered under this prospectus were acquired in the ordinay course of business and at the time of purchase the seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

(9) Bartholomew is not a reporting company listed under Section 13 or 15(d) of the Exchange Act or an investment company. Bartholomew is not a registered broker dealer or an affiliate thereof. The shares of stock being registered under this prospectus were acquired in the ordinary course of business and the Seller did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.


                              PLAN OF DISTRIBUTION


We are registering the shares of common stock (i) issuable upon conversion of the Series A Preferred shares, (ii) issuable upon exercise of the Warrants,
(iii) issuable upon conversion of the Secured Convertible Promissory Note held by Services By Designwise, Ltd., (iv) issuable upon exercise of the Warrant held by Paul Masanek, and (v) held by Paul Masanek in connection with the Agreement and Plan of Merger between the Company and Technology Alternatives, Inc. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. We are also registering 840,000 shares of common stock and 800,000 shares of common stock underlying warrants which the Company intends to issue to Sunrise Securities Corp., for investment banking services in connection with its recent Series A Preferred stock and Warrant financing, 240,000 shares of common stock and 1,000,000 shares of common stock underlying options the Company intends to grant to Sunrise for public relations services, and 600,000 shares issued or issuable to Excipio Group, S.A., in connection with business development services.


The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o in the over-the-counter market;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether such options are listed on an options exchange or otherwise;

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o short sales;

o pursuant to Rule 144 under the Securities Act;

o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the preferred shares, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market- making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                               LEGAL PROCEEDINGS


The Company is currently not involved in any litigation.

Paul Masanek ("Masanek"), and a company controlled by him, Services By Designwise, Ltd. ("SBD"), previously filed a lawsuit in the State of Illinois against us (the "Lawsuit") asserting among other things, that it was improper for the Company to enter into an Intellectual Property License Agreement with Technology Alternatives, Inc. pursuant to which certain of the intellectual property of Technology Alternatives, Inc. was licensed to the Company. Masanek also alleged that the License Agreement was an attempt to "squeeze" him out from being permitted to make decisions regarding Technology Alternatives, Inc., was not an acceptable business transaction for Technology Alternatives, Inc., amounted to a transfer of all or substantially all of the assets of Technology Alternatives, Inc., effectively diluted his ownership in Technology Alternatives, Inc., and diverted a corporate opportunity from Technology Alternatives, Inc.

On December 16, 2004, the Lawsuit was dismissed with prejudice and Masanek and SBD settled all their disputes in connection with the Lawsuit. In connection therewith, the Company entered into several agreements with Masanek and/or SBD, namely (i) Settlement Agreement, (ii) Sales Agreement, (iii) Consulting Agreement, (iv) Secured Convertible Promissory Note convertible into 1,150,000 shares of our common stock at $1.00 per share (the "Note"), (v) a Warrant to purchase 750,000 shares of our common stock, exercise price of $1.00 per share (the "Warrant"), (vi) Registration Rights Agreement, (vii) Right of First Refusal Agreement, (viii) Security Agreement, (ix) Agreement and Plan of Merger by and among the Company, Technology Alternatives, Inc., TechAlt Acquisitions, Inc., Solomon and Masanek ("Merger Agreement"), and (x) an Assignment and Bill of Sale (collectively, the "Settlement Documents"). The material terms of the Settlement Documents are set forth below:

Agreement and Plan of Merger

Pursuant to the Merger Agreement, all of the shares of common stock of Technology Alternatives, Inc.(previously held by Solomon and Masanek) were exchanged for 9,544,000 shares of the common stock of the Company. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of the Company, merged with and into Technology, with Technology becoming a wholly-owned subsidiary of the Company. 500,000 shares of the common stock of the Company were issued pursuant to the Merger Agreement to Hudson Investment Advisors, LLC, consisting of (i) 400,000 shares of common stock as consideration for business development services provided to the Company and Technology in connection with the License Agreement and the Merger Agreement and (ii) 100,000 shares of common stock as consideration for a $50,000 investment prior to the License Agreement.

Settlement Agreement

Pursuant to the terms of the Settlement Agreement between the Company and Masanek, Masanek and the Company released each other from any and all liabilities in connection with or arising from their relationship and Masanek
(i) voted his shares of Technology in favor of the Merger Agreement, pursuant to which all of the issued and outstanding shares held by Masanek and James Solomon were exchanged for approximately 9,544,000 shares of our common stock, and (ii) transferred certain of the intellectual property of SBD to us. The Company (i) rescinded ab initio the License Agreement immediately prior to the consummation of the Merger Agreement (which rescission included rescission ab ignition of the 10,044,000 shares of common stock issued pursuant to the License Agreement),
(ii) paid Masanek $650,000 in cash, (iii) entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) issued to Masanek the Warrant and to SBD the Note, (v) agreed to provide Masanek with all the information a member of the Board of Directors is entitled to receive (upon his request), (vi) agreed to provide Masanek a 10% finder's fee in the event Masanek introduces to us a company that purchases all or substantially all of our assets or stock, (vii) provided Masanek with the ability to present the Company with financing alternatives in the event the Company desires to raise additional capital during the two (2) year period subsequent to the Closing of the Merger, and (viii) paid the attorneys' fees of Masanek.

Sales Agreement

Pursuant to the Sales Agreement, for a period of three years, and on an annual basis, SBD shall (i) manufacture and supply to us certain equipment and systems with an aggregate purchase price of $1,250,000 and (ii) receive a "broker's fee" on manufactured goods purchased by us from third parties of 6.25% for the first year of the Sales Agreement, 6.50% for the second year of the Sales Agreement, and 6.75% for the third year of the Sales Agreement.

Consulting Agreement

Pursuant to the Consulting Agreement, for a period of three years SBD shall provide to us certain technical and sales support services as follows (i) during the first four (4) months of the Consulting Agreement, SBD shall devote ninety
(90) hours per month to certain primary consulting services as directed by the Company, and (ii) during the remaining thirty two (32) months of the Consulting Agreement, SBD shall devote no less than twenty two and a half (22.5) hours per month to the certain primary consulting services and the general consulting services as directed by the Company. The Company shall pay to the Consultant (i) $25,000 per month for the first four (4) months of the Consulting Agreement and
(ii) $6,250 per month for the remaining thirty-two (32) months.

In addition to the foregoing, during the term of the Consulting Agreement, the Company shall provide the following benefits for SBD at no cost to SBD: (i) use of an automobile of Masanek's choice, with optional equipment of his selection,
(ii) reimbursement for all reasonable business expense(s) actually incurred by the SBD on behalf of the Company, (iii) use of a cellular phone with a cellular phone calling plan with unlimited minutes, and any other electronic communication devices the Company deems reasonably necessary in connection with the services to be rendered to the Company by SBD, (iv) use of full country club and health club memberships to one (1) country club and one (1) health club acceptable to both SBD and the Company, (v) professional assistance, including but not limited to legal and tax counsel, and (vi) a bonus of ten percent (10%) of gross sales on all First Responder Systems upon any order or contract between the Company and the referred customer.

Secured Convertible Promissory Note

Pursuant to the Secured Convertible Promissory Note for $1,150,000, SBD shall be paid $650,000 twelve months from December 15, 2004, and the entire unpaid principal balance plus interest twenty four months from the date of the Closing. Interest payments of 5% on the outstanding balance will be paid quarterly beginning November 1, 2004. Payments on the Note may accelerate in certain circumstances at SBD's request in the event the Company receives cash pursuant to the exercise of certain of its warrants or from the sale of its securities. The entire balance of the Note may be converted by SBD into the common stock of the Company on the basis of $1.00 per share. At the election of SBD, any or all of the Note may be converted despite prepayment.

Warrant

Pursuant to the Warrant to be issued by the Company to Masanek, Masanek shall have the right for five years to purchase 750,000 shares of common stock of the Company for $1.00 per share. The Warrant also contains a cashless exercise provision.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Masanek and SBD shall be entitled to have registered by the Company for resale those shares of common stock issuable to Masanek upon consummation of the Merger Agreement and upon exercise of the Warrant. SBD shall be entitled to have registered those shares of common stock issuable upon conversion of the Note

Right of First Refusal Agreement

Pursuant to the Right of First Refusal Agreement effective November 19, 2004, for a period of one year, Masanek shall have a right of first refusal to purchase the shares of stock of the Company owned by James Solomon prior to any sale, and the Company shall have the right of first refusal to purchase the shares of stock of the Company owned by Masanek and SBD prior to any sale by Masanek or SBD of those shares.

Security Agreement

Pursuant to the Security Agreement, until all obligations of the Company pursuant to the Settlement Documents as they relate to Masanek and SBD have been satisfied, Masanek shall have a first security interest on the Company's accounts, accounts receivable, goods, equipment, inventory, machinery, fixtures, cash, securities, all intellectual property including trademarks, service marks, trade names, copyrights, patents, licenses, including patent licenses, contracts, and other tangible and intangible property together with all the additions, substitutions, increments, proceeds and products, whether now owned or later acquired. The security interest granted pursuant to the Security Agreement will be subordinate to a $2,000,000 line of credit for general corporate purposes and to purchase inventory and equipment for signed contracts or purchase orders with the Company's customers.

Assignment and Bill of Sale

Pursuant to the Assignment and Bill of Sale, SBD assigned to TechAlt all right, title and interest to certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems.

In addition to the above documents, immediately prior to the effectiveness of the Agreement and Plan of Merger pursuant to which Technology Alternatives, Inc., became a wholly-owned subsidiary of the Company, the Company and Technology agreed to rescind the Intellectual Property License Agreement executed by the parties on August 20, 2004 pursuant to an Agreement to Rescind Intellectual Property License Agreement (the "Rescission Agreement"). Pursuant to the Rescission Agreement, Technology rescinded ab initio its licensing of certain of its intellectual property licensed to the Company and the 10,044,000 shares of common stock issued in connection with the Intellectual Property License Agreement were rescinded ab initio pursuant to the Rescission Agreement.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends in the foreseeable future. Currently, we intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant.


                                  TECHALT, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under "Risk Factors" and those included elsewhere in this prospectus.

When used in this prospectus, the words or phrases "would be", "will allow", "intends to", "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform act of 1995. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that forward-looking statements involve various risks and uncertainties. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statement.

YEARS ENDED DECEMBER 31, 2003 AND 2002

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the Company's results of operation and financial condition as of December 31, 2003 and 2002 and for the years then ended. The discussion should be read in conjunction with the financial statements and notes thereto.

PLAN OF OPERATION - At December 31, 2003, the Company has no business operations, and very limited assets or capital resources. The Company's business plan is to seek one or more potential business ventures that, in the opinion of management, may warrant involvement by the Company. The Company recognizes that because of its limited financial, managerial and other resources, the type of suitable potential business ventures which may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business venture in which it participates rather than to seek immediate, short-term earnings. In seeking to attain the Company's business objective, it will not restrict its search to any particular business or industry, but may participate in business ventures of essentially any kind or nature. It is emphasized that the business objectives discussed are extremely general and are not intended to be restrictive upon the discretion of management.

The Company will not restrict its search for any specific kind of firms, but may participate in a venture in its preliminary or development stage, may participate in a business that is already in operation or in a business in various stages of its corporate existence. It is impossible to predict at this stage the status of any venture in which the Company may participate, in that the venture may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which the company may offer. In some instances, the business endeavors may involve the acquisition of or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock.

The Company does not have sufficient funding to meet its long-term cash needs. The Company believes that its cash at December 31, 2003 will be sufficient to support the company's planned operations for the next twelve months. The sole officer and director has express intent that to the extent necessary the Company will seek to raise additional funds through the sale of equity securities or by borrowing funds until a suitable business venture can be completed. As of December 31, 2003, Management does not anticipate raising funds during the next twelve months. There is no assurance that the Company will be able to successfully identify and/or negotiate a suitable potential business venture or raise additional funds if and when needed.

The Company has experienced net losses during the development stage (1994 to present) and has had no significant revenues during such period. During the past two fiscal years the Company has had no business operations. In light of these circumstances, the ability of the Company to continue as a going concern is significantly in doubt. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Off-Balance sheet arrangements - The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

During the nine months ended September 30, 2004, the Company's net loss was $834,000 as compared to a net loss of $5,000 during the comparative prior year period. Prior to August 24, 2004, the Company had no business operations, and very limited assets or capital resources, and its business plan was to seek one or more potential business ventures that, in the opinion of management, may warrant involvement by the Company. As a result of transactions occurring in August 2004, as described below, and which include, but not limited to the License Agreement, sale of Series A Convertible Preferred Stock, the Compensation Agreement, the financial consulting arrangement and the Agreement with IBM, the Company's operations now relate to sales of wireless, multi-network communications hardware and software solutions to be used by emergency first responders such as Police, EMS and other Homeland Security Agencies.

The Company's net loss of $834,000 for the nine months ended September 30, 2004, all of which for the exception of $18,000 related to the period August 24 through September 30, 2003, included $173,000 of compensation agreement expense representing amounts owed the Company's Chief Executive Officer upon execution of the Compensation Agreement, which such amounts have not been paid as of September 30, 2004, and $150,000 of financial consulting services expense representing the value of 300,000 shares of Company common stock issued to a financial consultant for services provided. In connection with the License Agreement, the Company paid certain TAI liabilities of approximately $238,000, which were subsequently paid to TAI and others. The amount of paid liabilities has been allocated to "In-process Research and Development" costs pertaining to the intellectual property rights licensed in connection with the License Agreement and were immediately expense as of the license date as a result of the licensed Intellectual Property not having yet attained technological feasibility.

Selling, general and administrative expenses of $222,000 included approximately $135,000 of legal and accounting fees, $101,000 of which are accrued at September 30, 2004. The remaining $87,000 of selling, general and administrative and the $51,000 of research and development expenses are comprised primarily of compensation and related expenses.

LIQUIDITY AND CAPITAL RESOURCES

During the nine-months ended September 30, 2004, cash used by operating activities was approximately $137,000 as compared to cash used of $8,000 during the comparative prior year period. Cash provided by financing activities for the nine-months ended September 30, 2004 was $158,000, resulting primarily from net proceeds received from sale of Series A Convertible Preferred Stock during August 2004 of $460,000 and net proceeds of $15,000 received from the sale of 15 million shares of Company common stock in March 2004, reduced by $238,000 of payments to TAI and others in connection with the License Agreement, and by $77,000 of payments to two of the Company's former majority shareholders in connection with cancellation of approximately 27.2 million shares of Company common stock pursuant to terms of the License Agreement, and by $10,000 for repayment of notes payable to related parties. Cash provided by financing activities during the comparative prior year period, was $10,000 resulting from proceeds pursuant to borrowings from related parties.

RECENT DEVELOPMENTS -

LICENSE AGREEMENT - On August 20, 2004, the Company and its then majority (52%) shareholder and sole member of its board of directors (the "Warranting Shareholder") entered into an Intellectual Property License Agreement with Technology Alternatives, Inc. ("TAI"), which agreement (the "License Agreement") was consummated on August 24, 2004 ("Closing"). Pursuant to the License Agreement, in exchange for the issuance of 10,044,000 shares of Company common stock ("Common Stock"), the Company licensed certain intellectual property owned by TAI. The initial term of the License is 6 months, which 6 month term is automatically extended for additional 6 month terms until terminated by mutual agreement of the Company and TAI. As partial consideration for entering into the License Agreement, the Company will also receive $100,000 cash to satisfy certain liabilities. In connection with the License Agreement, 27,219,000 shares of Common Stock were cancelled.

The License Agreement provides for the Company to raise equity funding (cash) of at least $500,000 within 5 days following Closing (the "Initial Funding"), and of at least an additional $3.5 million within 90 days following Closing (the "Final Funding"). In the event the fundings are not timely completed or if the "Historical Stockholders" own less than 8% of the outstanding common stock upon consummation of the Final Funding, then the Warranting Shareholder shall have the option for 14 calendar days to terminate the Agreement, subject to certain remedy provisions.

After issuance of shares and cancellation of shares in connection with the License Agreement, TAI owns 4 million shares of the 12 million total outstanding and James E. Solomon ("Solomon"), the majority shareholder of TAI, directly or beneficially owns an additional approximately 4.5 million shares. In certain circumstances, Solomon, voting shares directly or beneficially owned, along with voting shares beneficially owned by TAI, has control to vote approximately 71% of the Company's outstanding common shares.

In connection with the License Agreement, Solomon was appointed to the Board of Directors of the Company and appointed President and Chief Executive Officer of the Company, and the Warranting Shareholder resigned from all positions as an officer and director of the Company.

SALE OF SERIES A CONVERTIBLE PREFERRED STOCK, WARRANTS AND ADDITIONAL INVESTMENT RIGHTS - On August 24, 2004, pursuant to the private offering exemption provided in Rule 506 of Regulation D of the Securities Act of 1933, in exchange for $500,000, before of offering costs of approximately $40,000, the Company sold 500,000 shares of its Series A Convertible Preferred Stock (purchase price of $1.00 per share) (the "Series A Preferred"), warrants to purchase 1 million shares of the Company's common stock at an exercise price of $1.00 per share with a cashless exercise provision (the "Warrants") and Additional Investment Rights to purchase 3.5 million additional shares of Series A Preferred and warrants to purchase 7,000,000 shares of common stock at a purchase price of $1.00 per share (the "Series A Preferred Rights") (the "Offering"). Each share of Series A Preferred is convertible under certain circumstances into two shares of the Company's common stock. In October 2004, pursuant to the Additional Investment Rights, the Company issued an additional 170,000 shares of Series A Convertible Preferred Stock and Warrants to purchase 340,000 shares of common stock, each security having the same terms as those in the Offering, and received cash proceeds of $170,000. The Series A Preferred contain registration rights and damages of up to 3% per month based on filing and effectiveness deadlines.

Terms of Series A Preferred provides for, among other things, cumulative dividends to be paid to holders at a rate of 5% per annum, which accumulate daily from issuance date and payable quarterly, in certain circumstances payable in the Company's common stock, each preferred share to be convertible into 2 shares of Company common stock, subject to anti-dilution conversion rate adjustments, a $2.00 per share liquidation preference amount, payment of dividends and distributions to holders of common stock to the same extent as if such holders of preferred stock had converted into common shares, voting rights on an as-converted basis and limits payment of dividends on common stock until certain financial targets are met.

COMPENSATION AGREEMENT - In August 2004, the Company entered into an Employment Agreement with Solomon, pursuant to which Solomon is to be employed by the Company as Chief Executive Officer for an initial period of 3 years, which period shall be automatically renewed until terminated by the Company. The Employment Agreement provides for annual compensation of $175,000, an opportunity for Solomon to earn additional annual bonuses upon the Company attaining certain financial targets, and for the Company to grant Solomon options to purchase 1 million shares of Company common stock at an exercise price being fair value at date of grant, subject to vesting. During the three months ended September 30, 2004, the Company recorded approximately $130,000 of compensation expense incurred upon execution of the Employment Agreement for compensation due upon signing and approximately $43,000 of expense relating to reimbursement to Solomon for costs and expenses incurred in connection with development and support of Intellectual Property acquired pursuant to the License Agreement. The Employment Agreement also provides for the Company to pay Solomon for certain executive officer benefits throughout the term.

LITIGATION AND SETTLEMENT AGREEMENT - Paul Masanek ("Masanek"), and a company controlled by him, Services By Designwise, Ltd. ("SBD"), filed a lawsuit in the State of Illinois against us asserting among other things, that it was improper for the Company to enter into an Intellectual Property License Agreement with Technology Alternatives, Inc. pursuant to which certain of the intellectual property of Technology Alternatives, Inc. was licensed to the Company. Masanek also alleges that the License Agreement was an attempt to "squeeze" him out from being permitted to make decisions regarding Technology Alternatives, Inc., was not an acceptable business transaction for Technology Alternatives, Inc., amounts to a transfer of all or substantially all of the assets of Technology Alternatives, Inc., effectively dilutes his ownership in Technology Alternatives, Inc., and diverts a corporate opportunity from Technology Alternatives, Inc.

The Company has reached an agreement in principal with Masanek and SBD to dismiss the lawsuit against the Company. The settlement agreements anticipated to be executed by the parties consist of the following agreements: (i) Settlement Agreement, (ii) Sales Agreement, (iii) Consulting Agreement, (iv) Secured Convertible Promissory Note convertible into 1,125,000 shares of our common stock at $1.00 per share, (v) a Warrant to purchase 750,000 shares of our common stock, exercise price of $1.00 per share, (vi) Registration Rights Agreement, (vii) Right of First Refusal Agreement, (viii) Security Agreement, and (ix) Agreement and Plan of Merger by and among the Company, Technology Alternatives, Inc., TechAlt Acquisitions, Inc., James E. Solomon and Masanek ("Merger Agreement") (collectively, the "Settlement Documents"). The Settlement Documents will not become effective until the satisfaction of certain conditions of an Escrow Agreement. As of the date of this Registration Statement, the material terms of the Escrow Agreement were still being negotiated among the parties.

FINANCIAL CONSULTING ARRANGEMENT - Pursuant to terms of an arrangement with a financial consultant, in August 2004, the Company issued 300,000 shares of its common stock for services provided. The Company has accounted for this as financial consulting expense of $150,000, the estimated fair value of common stock issued, and as an increase in common stock and paid-in capital.

AGREEMENT WITH IBM - On October 11, 2004, the Company entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of the Company's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, the Company will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it will receive payments of approximately $2.9 million.

In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. The Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

FACILITIES LEASE - In September 2004, the Company entered into a lease agreement for corporate office facilities having a term ending August 2006 and providing for minimum rental payments of approximately $40,000, $123,000 and $83,000 in 2004, 2005 and 2006, respectively.

EMPLOYEES - As of November 2004, the Company has 17 full-time employees, approximately 12 of which work at the Company's corporate office facilities in Arlington Heights, Illinois, a suburb of Chicago. Monthly compensation expense approximates $150,000 .

PROMISSORY NOTE - In October 2004, the Company entered into a $13,000 Promissory Note payable to a bank, due April 2007, bearing interest at an annual rate of 5.75%, and payable at $467 per month for 30 months. The Promissory Note is collateralized by an automobile owned by the Company and is guaranteed by Solomon.

REGISTRATION STATEMENT ON FORM SB-2 - The Company is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 34 million shares of the Company's common stock to be sold by certain stockholders of the Company. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. The Company will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the Company's common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. The Company has applied for trading of its common stock on the over-the-counter bulletin board.

BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTIES - Since inception, the Company has incurred losses and may never achieve or sustain profitability. Operating expenses are expected to increase significantly as the Company expands its sales and marketing efforts and otherwise supports its expected growth. Given these planned expenditures, the Company may incur additional losses in the near future. The Company needs additional financing and could be required to cut back or stop operations if sufficient funding is not raised. The Company's ability to continue operations will depend on positive cash flow, if any, from future operations and its ability to raise additional funds through equity or debt financing. While, Company management anticipates that cash to be received in the future resulting from the Agreement with IBM, and additional cash to be received from private and institutional investors will be sufficient to fund our current operations and capital requirements for the next 12 months, there can be no assurance that such amounts will be realized.

As disclosed in report of Independent Registered Public Accounting Firm on the Company's financial statements for the years ended December 31, 2003 and 2002, these matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from these uncertainties.

CRITICAL ACCOUNTING POLICIES

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which among other things, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during reporting periods. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies applied in September 30, 2004 financial statements include accounting for research and development costs, accounting for issuance and cancellation of common shares in connection with the License Agreement, as well as preparation of financial statements on a going concern basis.

RESEARCH AND DEVELOPMENT COSTS - Research and development costs, which are comprised primarily of compensation and related costs, are expensed as incurred. The value of acquired In-process Research and Development is charged to expense on the date of acquisition.

ACCOUNTING FOR THE LICENSE AGREEMENT - Inasmuch as Solomon has a majority ownership interest in the Company after the issuance of common shares in connection with the License Agreement, the Intellectual Properties rights acquired by the Company have been recorded in the amount of Solomon's net book value of such assets, and that same value assigned to shares issued. As a result of previously expensing costs incurred in connection with developing such assets, the net book value was $0, which is the value recorded by the Company for this transaction accounted for in a manner similar to that ascribed for transactions with entities under common control.

INCOME TAXES - The Company continues to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits relating to operating loss carryforwards, as realization of such deferred tax assets cannot be determined to be more likely than not.

                          TECHNOLOGY ALTERNATIVES, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under "Risk Factors" and those included elsewhere in this prospectus.

YEARS ENDED DECEMBER 31, 2003 AND 2002

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the results of operation and financial condition as of December 31, 2003 and 2002 and for the years then ended for Technology Alternatives, Inc., an Illinois corporation ("TAI"). The discussion should be read in conjunction with the financial statements and notes thereto

PLAN OF OPERATION - At December 31, 2003, TAI plans to continue developing its product offerings and focus on establishing itself as a preferred service provider within the emergency first responder and Homeland security markets. In addition, TAI recognizes that to meet its market objectives it must also finding suitable sources of capital.

For the fully year ending December 31, 2003, TAI generated revenues of approximately $192,000 which was $156,000 higher than the same period in 2002. During the past two fiscal years TAI successfully installed its first responder technologies into several municipalities, primarily in the Chicago Metropolitan area. Based on the market's acceptance of these installations, certain municipal funding is being provided by the U.S. Department of Homeland Security and TAI's product offering is uniquely suitable for that market, TAI's management anticipates orders and revenues to grow significantly in 2004 and beyond.

However, due to its recent emergence from its development stage, negative working capital, and continued losses, TAI's independent registered public accounting firm have expressed concern regarding our ability to continue as a going concern (please see footnote 1 of the condensed consolidated financial statements). TAI intends to raise additional funds through the sale of equity securities or by borrowing funds or by continued revenue growth, until a viable business based has been established.

TAI's net loss for the full year ending December 31, 2003 was $686,000 compared to a net loss of $516,000 during the comparative prior year period. Increased losses were primarily the result of additional employee expenses in business development and SG&A of approximately $240,000 and higher facility expenses of $41,000. These increased expenses were partially offset by lower applications development expenses of $115,000.

Off-Balance sheet arrangements - TAI does not have any off-balance sheet arrangements that it believes will have a current or future material effect on TAI's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

TechAlt paid approximately $226,000 of TAI's liabilities. The impact of these payments was to increase payables to TechAlt by this same amount.

During the nine months ended September 30, 2004, TAI's net loss was approximately $815,000 as compared to a net loss of $433,000 during the comparative prior year period. General and administrative expenses for the nine months ended September 30, 2004 amounted to $740,000 as compared to $375,000 during the comparative prior year period. Increase was primarily due to higher legal, TechAlt expenses, and travel related costs which increased $159,000, $100,000 and $37,000 respectively.

Research and Development expenses for the nine months ended September 30, 2004 amounted to $52,000 as compared to approximately $11,000 during the comparative prior year period. Increase was primarily the result of higher product development expenses.

TAI's net loss of $814,000 for the nine months ended September 30, 2004, did not include compensation for Jim Solomon, TAI's Chief Executive Officer. Per his employment agreement, expenses for Mr. Solomon are TechAlt's obligations.

LIQUIDITY AND CAPITAL RESOURCES

During the nine-months ended September 30, 2004, cash used by operating activities and capital spending was approximately $532,000 as compared to cash used of $250,000 during the comparative prior year period. Cash provided by financing activities for the nine-months ended September 30, 2004 amounted to $532,000, resulting primarily from net proceeds received from capital and working capital contributions from a related party amounting to approximately $150,000, approximately $215,000 in advances from an officer and approximately $226,000 in cash advances from TechAlt. Cash provided by financing activities during the comparative prior year period, was $250,000 resulting from operating costs paid by a related party and working capital borrowings from related party.

RECENT DEVELOPMENTS -

On December 15, 2004, TechAlt paid $650,000 to Masanek, which payment caused certain documents and agreements to become effective pursuant to terms of an Escrow Agreement entered into on November 20, 2004 between TechAlt, TAI, Masanek, SBD and Solomon, and their respective attorneys. Material terms of the agreements and transactions occurring subsequent to these payments are as follows:

AGREEMENT AND PLAN OF MERGER- Pursuant to the Merger Agreement, all of the shares of common stock of TAI (all of which were owned by Solomon and Masanek) were exchanged for 9,544,000 shares of common stock of TechAlt. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of TechAlt, was merged with and into TAI, with TAI becoming a wholly-owned subsidiary of TechAlt (the "Merger"). Additionally, pursuant to terms of the Merger Agreement, TechAlt issued 400,000 shares of its common stock to an investment advisor company as consideration for business development services provided and 100,000 shares of its common stock as consideration for a $50,000 cash investment. Upon consummation of the Merger, Solomon and Masanek together own approximately 83% of the issued and outstanding common stock of TechAlt and the shareholders of TechAlt prior to the License Agreement and name change from Dendo Global Corp. own approximately 17%. The transaction, in which TechAlt Acquisitions, Inc. was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control and TAI is deemed to have issued approximately 1,956,000 common shares to the shareholders of TechAlt, Inc. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger, TAI is considered to be the acquiring corporation for accounting purposes, and the predecessor entity to TechAlt for purposes of financial reporting. The financial statements after the transaction consist of the balance sheet of TAI and TechAlt, the operations of TechAlt from the date of the License Agreement and the historical operations of TAI.

SETTLEMENT AGREEMENT - Pursuant to terms of the Settlement Agreement between TechAlt, TAI, SBD, Solomon and Masanek, (i) TAI and TechAlt agreed to rescind the License Agreement entered into in August 2004, which rescission included the rescission, ab initio, of the 10,044,000 shares of TechAlt common stock issued pursuant to the License Agreement, (ii) TechAlt paid Masanek $650,000 cash,
(iii) TechAlt and Masanek entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) the TechAlt issued a Convertible Promissory Note for $1,150,000 to SBD, a company owned by Masanek, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of TechAlt common stock on the basis of $1.00 per share, and secured by substantially all assets of TechAlt. There is no beneficial conversion since the conversion price exceeds the stock trading price, (v) TechAlt issued warrants to Masanek for the right to purchase for a period of five years 750,000 shares of TechAlt common stock for $1.00 per share with a cashless exercise provision. TAI recorded a debt discount of $293,700 for the valuation of the 750,000 warrants (computed using a Black-Scholes model with an interest rate of 3.48%, volatility of 123%, zero dividends and expected term of 5 years)., (vi) TechAlt received from SBD the assignment of all rights, title and interests in certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems, (vii) TechAlt paid $140,000 for the attorneys fees of Masanek, and (viii) settlement of certain claims made by Masanek against TechAlt and others in a lawsuit filed in the Circuit Court of Cook County, Illinois, (ix) beginning December 15, 2004, a 3 year sales agreement with a commitment for TAI to purchase from SBD $1,250,000 of equipment inventory per year plus pay 6.25% to 6.75% royalties on certain third party supplied goods, (x) a consulting agreement for which TAI will pay $25,000 for the first four months and $6,250 per month for the next 32 months plus other benefits.

RAISING ADDITIONAL FINANCING - Among other conditions satisfied with respect to consummation of the Merger, was that TechAlt received cash of not less than $1,500,000 from issuances of securities through the exercise of Additional Investment Rights issued to certain investors in August 2004 pursuant to the terms of its recent Series A Preferred stock and Warrant financing. Subsequent to September 30, 2004 and through January 17, 2005, TechAlt received cash of approximately $2,750,000 from the sale of 2,800,000 shares of Series A Preferred stock and warrants to purchase 5,600,000 shares of TechAlt common stock for $1.00 per share.

CONTRACT TO SUPPLY EQUIPMENT TO COOK COUNTY - In July 2004, TAI was awarded a contract to supply certain equipment, software and services to a contractor doing business with Cook County Commissioner's Office. The Commission approved a plan to implement a county-wide wireless communications system. A grant of approximately $13 million from the Urban Area Security Initiative of the Department of Homeland Security has been accepted to fund the project. An additional grant of approximately $17 million has also been approved for the second phase of the project. The contract is anticipated to result in future Company revenues of approximately $9 million.

AGREEMENT WITH IBM - In October 2004, TAI entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of TAI's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as TAI's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, TAI will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it is to receive payments of approximately $2.9 million. In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. TAI's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

REGISTRATION STATEMENT ON FORM SB-2 - TechAlt is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 40 million shares of TAI's common stock to be sold by certain TechAlt stockholders. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. TechAlt will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the TechAlt common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. TechAlt has applied for trading of its common stock on the over-the-counter bulletin board.

                                    BUSINESS

THE COMPANY


The Company was incorporated in Nevada on December 29, 1994 as Top Flight Software, Inc. The Company subsequently changed its name to Dendo Global Corp. The Company had been developing and marketing management software for pigeon breeders and racers. However, the business proved to be unsuccessful and, during January 1999, the Company discontinued its operations. In August of 2004, the Company was licensed certain intellectual property of Technology Alternatives, Inc. pursuant to an Intellectual Property License Agreement. The Intellectual Property License Agreement was rescinded on December 15, 2004 at which time the Company acquired Technology Alternatives, Inc., pursuant to an Agreement and Plan of Merger. The Company, through its proprietary hardware, network, and communications components, delivers a complete technology solution that communicates data and mission critical imagery between remote first responders and central command and control centers by using any and all existing public wireless networks, coupled with secure agency networks. These existing wireless networks include the new 802.11 or Wi-Fi networks, and spread spectrum technologies, which include licensed frequencies, for which the carriers pay a fee to the government to be utilized in a specific location and unlicensed frequencies, which are free to the public to use; 802.11 or Wi-Fi networks fall into this unlicensed category.


The Company solution provides a scalable, robust, secure, communications method for first responders to provide interoperable communications and interagency interoperability, communication and collaboration. The proposed Homeland Security Agency ("HSA") budget to build this capability was $3.5 billion out of the proposed $37.5 billion for the entire Fiscal Year 2003 HSA budget.

The Company currently offers an integrated line of products and services. The current product offerings include: Police In-Car Video Recording Systems; Portable Surveillance-Cam Video Recording Systems; Wireless Communications Module; and Ruggedized Enclosure for Cisco 3200 Mobile Wireless Router

Police In-Car Video Recording Systems. The Company's principal product consists of a ruggedized, climate- controlled "vault", which houses either VCR, DVD or Hard Drive and control electronics, an overhead console providing a video monitor and user interface, a forward facing 176X Zoom camera and an infra-red rear seat camera/microphone. Enhanced versions of the systems, with a universal laptop computer interface product, have been completed and have resulted in relationships with, ruggedized tablet PC makers focused in the law enforcement and emergency response industries.

Portable Surveillance-Cam Video Recording Systems. Utilizing a Pan-Tilt-Zoom camera packaged with custom controls, tripod mount, and wireless transmission system, these cameras are ideal for temporary surveillance situations such as monitoring drug, gang, vandalism, and other activities.

Wireless Communications Module. Available in multi-network capable Mobile or Fixed Location versions, this product creates a secure incident scene virtual private network that allows first responders to maintain communications even if major infrastructure is destroyed. The Communications Module also provides wireless connectivity among in-building camera systems, emergency response vehicles and dismounted first responders. Designed to be the common interface solution in a bank robbery or school security situation, the ruggedized enclosure allows it to withstand harsh environmental conditions such as weather and temperature extremes in vehicles or remote placement scenarios.

Current Services Offerings: The Company has developed a series of value added enhanced offerings and capabilities that provide a potential ongoing revenue and relationship opportunities with both customers and solution partners. These enhanced capabilities represent the critical differences in the Company's ability to deliver a true "turnkey solution" for secure mobile wireless first responder systems and differentiate the Company from most other integrators in this space. These offerings include:

o Grant Writing
o Integration Services
o Project Implementation Services
o Maintenance and Support Services

Grant Writing. In the Fiscal Year 2004 budget, the Department of Homeland Security has made $3.5 billion available to first responders nationwide for equipment purchases. The Company has an on-staff grant writer to assist our customers in obtaining these federal funds.

Integration Services. The Company's standards-based products are open-architectured, allowing for integration with peripheral devices. The Company has established strategic alliances with companies providing infrastructure design and installation, peripheral device manufacturers, and software vendors. The Company believes these relationships will generate additional revenues for the Company when sold as part of a turnkey solution package.

Maintenance and Support Services. In addition to the revenue stream generated by the implementation, there are continuing revenues associated with on going service, support, and expansion of these networks.

MARKETS

TechAlt is intensely focused on attractive market opportunities. The market for communications and emergency services has been experiencing tremendous growth. TechAlt intends to leverage the installed base of 600 local and state law enforcement agencies with close to 2,600 units of its basic in-car VHS-based recording systems, to develop a structured market for state-of-the-art Homeland Security Solutions. These solutions for local, state, and federal police, fire and EMT agencies represent a 490,000-vehicle opportunity nationwide. Assuming a conservative 4 building to 1 police car ratio, TechAlt sees a 1,960,000 in-building camera opportunity. This in combination with TechAlt's reseller partner's contract opportunities, positions the Company very well for accessing the $3.5 billion interagency interoperability, communication and collaboration Homeland Security market.

In addition, the interest being expressed by education, corporate and commercial organizations in providing a better level of image-based security for 802.11 or WiFi applications, as well as secure mobile wireless services continues to grow at a 58% annual growth rate.

In the United States and internationally, emergency services markets are experiencing a fundamental shift from wired to wireless communications. This shift is being driven by the compelling economic and practical advantage of migrating from a wired to a wireless infrastructure can improve an organization's financial performance through increased productivity and reduced costs. With TechAlt's systems, productivity can be increased through greater functionality and flexibility in remote access locations, vehicles, portable handheld computers and cell phones. Costs can be reduced through lower communications expenses, as well as fewer man-hours, less paperwork and reduced court time, and by improved community support. The result is vastly improved community and officer safety. TechAlt is now positioned to become the dominant market leader in providing cost-effective, reliable, and secure wireless data communications for law enforcement and emergency services.

The solutions developed by TechAlt for this mission, critical wired and wireless data and image delivery capability, provide an equally advantageous sales opportunity in multiple commercial markets. Most notably these markets include transportation, logistics, banking, insurance, vending and technical support verticals. While TechAlt has targeted its initial marketing efforts to the first responder communications and in-car video market, this niche represents only a small portion of TechAlt's potential market.

Current examples of public-safety customers include the Cook County Sheriff's Department, the Illinois State Police and the Las Vegas Metro Police. Over 600 public-safety agencies are using TechAlt's legacy equipment. The company will also focus on private companies in industries, such as banking, casino and retail, which have security concerns.

SALES/GROWTH STRATEGY

TechAlt will build an integrated sales team consisting of both direct and indirect resources. Specifically, it will develop an in-house direct sales force that will identify, train and support a network of channel partners and Value Added Resellers ("VARS"). These partners currently include: IBM, Cisco Systems , Anixter International, Nextel Communications, Symbol Technologies, Verizon, Unisys, Panasonic, cMedia, SAIC and GTSI.

One of TechAlt's stronger channel partners is Cisco, which has produced a new line of wireless routers for the law enforcement and Department of Defense markets for multi-network mobile communications support. TechAlt has been certified by Cisco as a producer of a "ruggedized" enclosure for deployment in police and emergency services vehicles. The TechAlt video solutions provide an ideal application to demonstrate the capabilities of the Cisco Mobile Access Router (MAR). As a result of this demonstrated capability, Cisco chose to feature TechAlt at its International Partner Summit April 18th, 2003.

COMPETITIVE ADVANTAGES

TechAlt has a technology and marketing strategy that positions it to benefit from the convergence of two rapidly growing markets: wireless communications and applications to support the objectives of Homeland Security. As more and more security threats move into the electronic world, the demand for flexible, cost-effective communications alternatives has exploded.

TechAlt uses the mobile imaging applications and secure wireless data communications as its entry point into this expanding marketplace. By proving its wireless communications technology in this demanding environment, TechAlt is well positioned to expand into other industries, including community-wide wireless network management, banking, retail, health care, insurance, and transportation. TechAlt believes that its technology and operational model position it as an effective provider of secure wireless communications and imagery to any market that uses applications that:

Serve significant numbers of remote users, Have time-critical communications, and Require market-proven technology

TechAlt is currently working to extend itself into the areas of community-wide wireless "Hot Spot" networks, security monitoring for banks, wireless advertising, and wireless credit card authorizations. In addition, TechAlt is working to expand the flexibility of the TechAlt solution to provide wireless data communications technology for a wide variety of industries and municipalities.

EMPLOYEES


As of January 19, 2005, we had 23 full-time employees. Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe that our relations with our employees are good.


                                    PROPERTY

 The Company currently leases office space for its corporate office for $8,448 per month plus additional rent for real property taxes. The term of the lease is two years.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


        NAME                   AGE                   POSITION

James E. Solomon                56       Chief Executive Officer;
                                         Chairman of the Board of Directors

George Loera                    53       Director

C. Pete Ashi                    44       Director

Peter Lynch                     57       President & Chief Operating Officer

James J. Hurley                 56       Chief Financial Officer

Barbara Roberts                 41       Vice President of Sales and Business
                                         Development

David M. Otto                   45       Secretary

Michael J. Lightfoot            54       Vice President of Administration

JAMES E. SOLOMON is the Chairman of our Board of Directors and has served as our Chief Executive Officer since August 2004. Mr. Solomon is also the President and Chief Executive Officer of Technology Alternatives, Inc. of Schaumburg, Illinois. Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.


After many years of participation in the AeA (American Electronics Association), Mr. Solomon became the chairman for the Midwest Council, member of the national board of directors, International and Technology committees. Through the AeA, he has become an advisor on wireless technologies to World Business Chicago, Chicago Software Association - Wireless Roundtable, Chicagoland Chamber of Commerce, Metropolitan Planning Commission, Chicagoland Workforce Boards, the Mayor's Council of Technology Advisors (Chicago) and currently is a Member of the Governor's Broadband Task Force (Illinois).

Mr. Solomon has successfully raised over $15,000,000 through venture funds in multiple rounds for several of his companies. He developed relationships with every major telecommunications carrier and several minor carriers in the U.S., Canada, Ecuador, Colombia, Peru, Australia, New Zealand, and China markets. Mr. Solomon developed partner relationships with NCR, Diebold, Fujitsu, and created strategic relationships with Chase, Citicorp, First Union, Nations, Bank of America and Wells-Fargo Banks.

Mr. Solomon's companies developed the technology for the electronic image capture, store and forward of "mug shots" for law enforcement for the Chicago police department. Other clients have included AT&T, Hyatt Hotels, Wal-Mart, Kmart, J.C. Penney's, and Sears for development of mission critical on-line transaction processing applications. Mr. Solomon's company was one of the first licensees of CD-ROM technology in the U.S. and developed strong international relationships in the Netherlands and Japan. As a result he became one of the industry leaders in tools for image digitization, storage, retrieval and transmission for the insurance, banking and intelligence markets.

Mr. Solomon has held a series of positions with ever increasing responsibilities for both domestic and international companies including GOOItech, Sayers Advanced Systems, Informix, MicroTRENDS, Digital Research, Wang Laboratories and Tandem Computer. These organizations gave him the opportunity to develop relationship and management skills with customers in the Telecommunications, Insurance, Financial, Banking, Distribution and Pharmaceutical industries.

Mr. Solomon's educational background includes the University of Missouri at Columbia, Civil Engineering, University of Missouri at Kansas City, Business Administration, and the Stanford University Executive MBA Program. In addition to Mr. Solomon's AeA duties his professional memberships have included the Chief Information Officer Organization, Strategic Account Management Association
(SAMA), Wireless Data Forum, Cellular Telephone Industry Association (CTIA), American Banking Association, Banking Industry Association, and the International Association of Home Financing.

PETER LYNCH has served as our Chief Operating Officer since October of 2004 and as our President since February 2005. Mr. Lynch has extensive senior executive level management experience in the broadband communications industry including a combination of domestic and international entrepreneurial assignments. Mr. Lynch's radio frequency experiences originate from building and growing cable television operations initially. Mr. Lynch jointly founded a British competitive communications carrier that provided cable TV and voice communication services over an integrated network. Mr. Lynch's wireless communication industry experience started with a publicly traded, MMDS television services provider where he led their evolution into a wireless ISP business model as the company's Chief Operating Officer. Internetworking and data communications remained at the center of Mr. Lynch's activities when he became the President of a competitive local exchange carrier (CLEC) that pioneered the integration of packet telephony and high-speed Internet using ATM circuits. Mr. Lynch returned to the wireless arena when he became Chairman of a leading provider of antennas to the LMR, Wi-Fi, and WLAN markets.


GEORGE LOERA has served as a member of our Board of Directors since August of 2004. For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois. Mr. Loera is active in local civic and business affairs, being Co-Founder and Past President of the Mexican-American Chamber of Commerce of Illinois from 1992 to 1995. Mr. Loera also served as Chairman of the Board of that organization. Mr. Loera is also the Founder and Co-Chair of Paths to Achievement, a mentoring organization for Chicagoland middle school children.

Mr. Loera also previously served as a director for 6 years and as Vice President for the Hispanic American Construction Industry Association, an association focusing on promoting opportunities for Hispanic construction, engineering and supply companies. He has been a member of the Hispanic American Construction Industry Association for the past 18 years.

Mr. Loera was the Co-Chair of the Latino Coalition in Defense of Affirmative Action from 1987 to 1989. Mr. Loera is currently a Director for the Latino Technology Association, an association focusing on promoting opportunities for Latino technology businesses.

Mr. Loera earned his BBA in Organizational Management from the University of Iowa in 1977, and was enrolled in the Electrical Engineering Curriculum at the University of Illinois, Champaign, Illinois from 1969 to 1970. Mr. Loera also served as a Sergeant in the United States Marine Corps, 1st Force Reconnaissance Company, Fleet Marine Force, Pacific from 1971 to 1973.

C. PETE ASHI has served as a member of our Board of Directors since August of 2004. Mr. C. Pete Ashi has over 22 years of Information Systems industry experience. Over the past five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55,000,000 Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries. His career has evolved from computer programming and support, to recruiting, sales and marketing, and management.

Mr. Ashi formed Ashi & Associates, a Dallas based search firm, in 1984 and served as President from 1984 to 1987. Mr. Ashi relocated to Chicago in 1988 to lead a start-up branch for IMI Systems, Inc., an Information Technology consulting firm. Mr. Ashi worked for IMI Systems, Inc. from 1987 to 1989. In March, 1989 Mr. Ashi was recruited to Keane, Inc, a billion dollar publicly traded Information Technology consulting firm, to develop a sales territory. Mr. Ashi worked for Keane, Inc. until 1993. Following his work with Keane, Inc., Mr. Ashi joined TM Floyd & Company in 1993 as Director of Business Development and was subsequently promoted to Vice President of Operations in 1994, followed by a promotion to Vice President of National Operations in 1999.

Mr. Ashi is also the co-founder of the Friends of Drummond, a charitable organization chartered with promoting education in his community, and sits on the board of Ant Systems, Inc. Aside from his responsibilities to TM Floyd & Company, he is the Chairman of the Illinois Century Network Policy Committee. Mr. Ashi attended the University of Pennsylvania from 1978 to 1980 and graduated from the University of Pittsburgh's School of Computer Technology with a BS in 1981.


JAMES HURLEY has served as our Chief Financial Officer since November 23, 2004. Prior to joining TechAlt, Mr. Hurley was a financial consultant for several small to mid-size start-up companies. From 2000 through 2002, Mr. Hurley was the Chief Financial Officer of Tallgrass Communications, Inc., a competitive local exchange carrier providing broadband access for voice and data communication. Mr. Hurley was also a member of the Board of Directors of Tallgrass. Prior to his joining Tallgrass, Mr. Hurley was President of the Midwest region of MPower Communications, Inc., from 1998 to 2000. MPower is also a local exchange carrier providing broadband access for voice and data communication.

From 1976 until 1992, Mr. Hurley served in various operational and financial roles for Centel Communications Company. Prior to joining Centel, Mr. Hurley was a Certified Public Accountant for Arthur Anderson from 1970 to 1976. Mr. Hurley received his Bachelor of Science from Marquette University, in Milwuakee, Wisconsin in 1970.

BARBARA ROBERTS has served as our Vice President of Sales and Business Development since October of 2004. Ms. Roberts has nineteen years of practical and industry experience combining the disciplines of Executive Management, Sales/Marketing, Finance, Operations, and Systems Integration. During her twelve years with Electronic Data Systems, Inc. ("EDS"), Ms. Roberts was responsible for systems and management duties across the markets of federal, state and local government, HealthCare, social services, transportation, and communications. Ms. Roberts was responsible for the EDS market deployment and replication of the U.S. operations for "Red Light Enforcement" traffic camera systems. From 1998 until 2001, as President of Redflex Traffic Systems, Inc, Ms. Roberts was instrumental in developing the first digital traffic camera programs in the world for ticketing red light running and speeding offenders. Ms. Roberts' strong entrepreneurial track record and global business experience helped grow Redflex from a startup company to an internationally recognized multi-million dollar firm, handling camera manufacturing, application development, court integration, and on-going citation processing. Prior to joining TechAlt, Inc., Ms. Roberts worked for Technology Alternatives, Inc., of Schaumburg, Illinois beginning in 2002.

Ms. Roberts graduated from Humboldt State University located in Arcata, CA in 1985 with her B.A in Business Administration/Finance and double minors in Computer Information Systems and Speech Communications.

DAVID M. OTTO has served as our Secretary since August of 2004. David M. Otto is a Seattle-based attorney and President of The Otto Law Group. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto began his law practice on Wall Street in New York City in 1987, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto moved to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up, emerging growth and middle-market businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up, emerging growth and middle-market companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Recent transactions completed by The Otto Law Group include an initial public offering for a digital technology company, acquisition and financing of an education services and products public company, private financing for the national expansion of a window coverings manufacturer, the Securities Exchange Act of 1934 Act compliance work for several technology and service businesses, a share exchange and proxy for a publicly held company, rendering opinions regarding various cross-border financings and acquisitions and private placements for electronic component, digital music, e-commerce and wireless broadband companies.

Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and going public. He is currently a member of the Board of Directors of Dtomi, Inc., Uniphyd Corporation, SinoFresh Healthcare, Inc., Excalibur USA Custom Window Fashions, Inc. and Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA's Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington.

Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor on the Fordham International Law Journal.


MICHAEL J. LIGHTFOOT has served as our Vice President of Administration since January 1, 2005. Prior to joining our Company, Mr. Lightfoot was a member of Michael J. Lightfoot, P.C., a law firm specializing in contracts, advising on content and data protection, banking, insurance, WiFi and international transactions from 1998 until December 2004. From 1997 until 1998 Mr. Lightfoot served as General Counsel - Vice President of Business Development for Inventions Machine Corporation of Boston, Massachusetts, for whom Mr. Lightfoot handled commercial, intellectual property and licensing matters. Mr. Lightfoot graduated from Lewis University in 1974 with his B.S. in Computer Science and Northern Illinois Universiy in 1978 where he earned his Juris Doctorate.


There are no family relationships among the Company's officers and directors.

All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

None of the Directors or Officers has been involved in any bankruptcy or criminal proceeding during the past five years.

                             EXECUTIVE COMPENSATION


None of TechAlt's executive officers earned in excess of $100,000 during the fiscal years ended December 31, 2003 and 2002. For Technology Alternatives, Inc., in 2002 Jim Solomon's compensation was $100,500, and $39,000 in 2003.


EMPLOYMENT AGREEMENTS


Mr. Solomon and the Company entered into an Employment Agreement. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed for one year terms until terminated by the Company. Mr. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). He is eligible to receive an annual cash bonus of up to Two Hundred Seventy Five Thousand Dollars ($275,000) in connection with the gross revenues of the Company.


OPTION GRANTS IN LAST FISCAL YEAR

We did not grant any options to any of our officers during the year ended December 31, 2003.

STOCK OPTION PLANS

The Company does not currently have a Stock Option Plan but is in discussions to adopt a Stock Option Plan for its employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 19, 2005:

-------------------------------------------------------------------------------------------------
Name and Address of Beneficial Owner                    Amount and Nature of       Percentage of
                                                        Beneficial Ownership          Class(1)
-------------------------------------------------------------------------------------------------
James E. Solomon, President and CEO, Director
3311 N. Kennicott Ave., Suite A,                                3,867,440                32%(2)
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
C. Pete Ashi, Director
3311 N. Kennicott Ave., Suite A,                                   75,000                 1%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Diane Marie Loera
3311 N. Kennicott Ave., Suite A,                                  600,000                 4%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Peter Lynch
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
James Hurley
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Barbara Roberts
3311 N. Kennicott Ave., Suite A                                   none
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
David M. Otto
900 4th Avenue, Suite 314                                         none
Seattle, WA 98164
-------------------------------------------------------------------------------------------------
Paul Masanek                                                    4,676,560               38%
5250 Cleveland Street
Skokie, IL 60077
-------------------------------------------------------------------------------------------------
Michael Lightfoot
3311 N. Kennicott Ave., Suite A                                   25,000                 1%
Arlington Heights, IL 60004
-------------------------------------------------------------------------------------------------
Directors and Executive Officers as a Group                     4,567,440(3)            38%
-------------------------------------------------------------------------------------------------



(1) The Company currently has 3,300,000 shares of Series A Preferred stock issued and outstanding which may be converted into 6,600,00 shares of common stock, in the aggregate, subject to certain adjustments. None of the shares of Series A Preferred stock are held by the above shareholders. The Series A Preferred vote with the common stock on an as converted basis.


(2) Family member of George Loera, a member of the board of directors of the Company.

(3) Based on 12,027,719 shares of common stock issued and outstanding as of January 19, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

          DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation allows and our bylaws require that we indemnify our directors and officers who are or were a party to, or are threatened to be made a party to, any proceeding (including a derivative action if the director or officer is not found liable to us), against all expenses reasonably incurred by a director or officer in connection with such a proceeding (including expenses, judgments, fines and amounts paid in settlement), if the director or officer acted in good faith, in a manner he or she believed was not opposed to our best interests, and, with respect to a criminal proceeding, had no reason to believe that his or her conduct was unlawful.

Our bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock. All outstanding shares of common stock are, and the shares underlying all options and public warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

PREFERRED STOCK


Our certificate of incorporation provides for the issuance of up to 100,000,000 shares of preferred stock. As of the date of this prospectus, there are 3,300,000 outstanding shares of Series A Preferred stock.

Effective August 23, 2004, the Company filed a Certificate of Designations with the Nevada Secretary of State designating the preferences and rights of 4,000,000 shares of Series A Preferred. The Certificate of Designation was amended on December 28, 2004 to increase from 4,000,000 to 4,820,000 that amount of shares of Series A Preferred designated and authorized for issuance. Each share of Series A Preferred converts into two (2) shares of common stock, subject to certain adjustments, and votes on an as converted basis with the common stock shareholders of the company.


The holders of the Series A Preferred are be entitled to receive cumulative dividends ("Dividends") at a rate of 5.0% per annum (the "Dividend Rate"), which shall be cumulative, accumulate daily from the Issuance Date and be due and payable beginning on October 1, 2004 (the "First Dividend Date") and on the first day of each Calendar Quarter after the First Dividend Date (each, including the First Dividend Date, a "Dividend Date"). Any accumulated and unpaid cash Dividend Payments which are not paid within five (5) Business Days of such accumulated and unpaid Dividends' Dividend Date shall bear interest at the rate of 15.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest"). No Dividends will be paid by the Company subsequent to the first fiscal quarter in which the Company has EBITDA of One Million Dollars ($1,000,000) or more.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred are entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred share equal to Two Dollars ($2.00).

The common stock of the Company is junior in rank to all issued shares of Series A Preferred with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Further, without the prior express written consent of certain of the shareholders of the Series A Preferred, the Company may not authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Nevada or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred relative to the holders of the common stock or the holders of any other class of capital stock.

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the "Purchase Rights"), then the holders of Series A Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of the Series A Preferred (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If at any time from and after the Issuance Date, (i) EBITDA equals or exceeds $1,000,000 (the "EBITDA Requirement") and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Required Holders from and including the Mandatory Conversion Notice Date through and including the Mandatory Conversion Date (each, as defined below), the Company shall have the right to require each holder of the Series A Preferred to convert all or any portion of the Series A Preferred then outstanding as designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of common stock.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written action of stockholders in lieu of meeting), each holder of outstanding Series A Preferred shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Series A Preferred held by such holder are convertible (subject to the limitations of Section 4(a) above) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, holders of Series A Preferred shall vote together with the holders of common stock, and with the holders of any other series of preferred stock the terms of which so provide, as a single class.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to an aggregate of 100,000,000 shares of our preferred stock, in one or more additional series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. A majority of our disinterested, independent directors must approve any issuance by us of our preferred stock.

The rights and preferences of future series of preferred stock may include:

o number of shares to be issued;

o dividend rights and dividend rates;

o right to convert the preferred stock into a different type of security;

o Voting rights attributable to the preferred stock;

o right to receive preferential payments upon a liquidation of the company;

o right to set aside a certain amount of assets for payments relating to the preferred stock; and

o prices to be paid upon redemption of the preferred stock.

Each share of Series A Preferred Stock is convertible into 2 shares of common stock. There are 4 million shares of Series A Preferred Stock authorized.

WARRANTS


Each Warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $1.00 per share of common stock. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Warrant. Our Warrants may be exercised at any time prior to the fifth anniversary date of the closing of this offering, which is the expiration date. Those of our warrants which have not previously been exercised will expire on the expiration date. A Warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Warrant has been properly exercised. The warrants contain a cashless exercise provision in the event the shares of common stock underlying the warrants are not registered by the Company.

Adjustments of exercise price

The exercise price is subject to adjustment if we declare any stock dividend to stockholders, effect any split or reverse split with respect to our common stock, or sell securities at a price below the exercise price of the Warrant. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Warrant or, if we elect, an adjustment of the number of Warrants outstanding.



OPTIONS


The Company intends to issue options to the designees of the Sunrise Financial Group, Inc., to purchase (i) 500,000 shares of the common stock of the Company, exercisable for $.50 per share, and (ii) 500,000 shares of the common stock of the Company, exercisable for $1.00 per share (the "Options") in connection with the Public Relations Retainer Agreement and public relations services pursuant thereto. The Options shall be exercisable upon the earlier of either (a) the Company's shareholder equity exceeding $10 million, or (ii) four (4) years from the date of issuance.


                                  LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon on our behalf by The Otto Law Group, PLLC, of Seattle, Washington.

                                     EXPERTS


The financial statements of TechAlt, Inc. as of and for the years ended December 31, 2002 and 2003 included in this prospectus have been audited by Pritchet, Siler & Hardy, PC, independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting and in giving said reports.

The financial statements of Technology Alternatives, Inc., as of and for the years ended December 31, 2002 and 2003 included in this prospectus have been audited by Salberg & Co., P.A., independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting and in giving said reports.


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On October 20, 2004 (the "Dismissal Date"), Pritchett, Siler & Hardy, PC ("PS&H"), was dismissed as independent auditor of TechAlt, in connection with the engagement of Salberg & Company, P.A., as the independent registered public accounting firm for the Company ("Salberg"). PS&H's reports on the Company's 10-KSB and 10-KSB for each of the years ended December 31, 2003 and 2002, respectively, and all subsequent interim periods up and until the Dismissal Date, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than reflecting an uncertainty as to the Company's ability to continue as a going concern.

During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PS&H's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company requested PS&H to furnish a letter addressed to the United States Securities and Exchange Commission, stating whether they agree with the statements made by the Company in the Current Report on Form 8-K, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of October 20, 2004, is filed as Exhibit 16.1 to the Current Report on Form 8-K.

On October 20, 2004, the Company engaged Salberg as its independent registered public accounting firm to audit the Company's financial statements. During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, the Company did not consult Salberg on any matters described in Item 304(a)(2)(i) of Regulation S-B. During each of the two (2) years ended December 31, 2003 and 2002, and all subsequent interim periods up and until the Dismissal Date, the Company did not consult Salberg on any matters described in Item 304(a)(2)(ii) of Regulation S-B.

The decision to change accountants was recommended and approved by the Board of Directors of the Company on October 20, 2004.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)

                          INDEX TO FINANCIAL STATEMENTS


PRO FORMA

         Pro forma financial information                             F - 3
         Pro forma Balance sheet as of September 30, 2004            F - 4
         Pro forma Statements of Operations:
                  For the year ended December 31, 2003               F - 5
                  For the nine-months ended September 31, 2004       F - 6

TECHALT (FKA DENDO GLOBAL CORP.)

         Report of Independent Registered Public Accounting Firm     F - 7
         Balance Sheets                                              F - 8
         Statements of Operations                                    F - 9
         Statements of Cash Flows                                    F - 9
         Statements of Changes in Stockholders' Deficit              F - 10
         Notes to financial statements                               F - 12 - 17

TECHNOLOGY ALTERNATIVES, INC.

         Report of Independent Registered Public Accounting Firm     F - 18
         Balance Sheets                                              F - 19
         Statements of Operations                                    F - 20
         Statements of Cash Flows                                    F - 21
         Statements of Changes in Stockholders' Deficit              F - 22
         Notes to financial statements                               F - 23 - 27

                                  TECHALT, INC.
                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)

The accompanying unaudited pro forma consolidated financial information has been prepared to give effect to the merger of Technology Alternatives, Inc. ("TAI") with TechAlt, Inc. ("TechAlt" or the "Company"), which occurred December 15, 2004, pursuant to terms of an Agreement and Plan of Merger ("Merger Agreement") and related agreements and transactions, as described below.

The pro forma information included herein has been prepared in accordance with guidelines established by regulations promulgated by the Securities and Exchange Commission and should be read in conjunction with the financial statements of the Company and TAI and managements' discussion and analysis of operations and financial condition included elsewhere in this Registration Statement. Pro forma information is presented based upon historical information and, accordingly, is not necessarily indicative of future financial positions or results of operations.

               THE MERGER AND RELATED AGREEMENTS AND TRANSACTIONS

On December 15, 2004, TechAlt paid $650,000 to the former 45% owner of TAI ("Masanek"), which such payment then provided that certain documents and agreements became effective pursuant to terms of an Escrow Agreement entered into on November 20, 2004 between TechAlt, TAI, Masanek, Services By Designwise, Ltd., an Illinois corporation controlled by Masanek ("SBD") and the former 55% owner of TAI ("Solomon"), and their respective attorneys. Material terms of the agreements and transactions occurring subsequent to these payments are as follows:

AGREEMENT AND PLAN OF MERGER- Pursuant to the Merger Agreement, all of the shares of common stock of TAI (all of which were owned by Solomon and Masanek) were exchanged for 9,544,000 shares of common stock of TechAlt. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of TechAlt, was merged with and into TAI, with TAI becoming a wholly-owned subsidiary of TechAlt (the "Merger"). Additionally, pursuant to terms of the Merger Agreement, TechAlt issued 400,000 shares of its common stock to an investment advisor company as consideration for business development services provided and 100,000 shares of its common stock as consideration for a $50,000 cash investment. Upon consummation of the Merger, Solomon and Masanek together own approximately 83% of the issued and outstanding common stock of TechAlt and the shareholders of TechAlt prior to the License Agreement and name change from Dendo Global Corp. own approximately 17%. The transaction, in which TechAlt Acquisitions, Inc. was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control and the Company is deemed to have issued approximately 1,956,000 common shares to the shareholders of TechAlt, Inc. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger, TAI is considered to be the acquiring corporation for accounting purposes, and the predecessor entity to TechAlt for purposes of financial reporting. The financial statements after the transaction consist of the balance sheet of TAI and TechAlt, the operations of TechAlt from the license date and the historical operations of TAI.

SETTLEMENT AGREEMENT - Pursuant to terms of the Settlement Agreement between TechAlt and Masanek, among other things, (i) TAI and TechAlt agreed to rescind their License Agreement, which rescission included rescinding, ab initio, the 10,044,000 shares of TechAlt common stock issued pursuant to the License agreement, (ii) TechAlt paid Masanek $650,000 cash, (iii) TechAlt and Masanek entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) the TechAlt issued a Convertible Promissory Note for $1,150,000 to SBD, a company owned by Masanek, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of TechAlt common stock on the basis of $1.00 per share, and secured by substantially all assets of TechAlt. There is no beneficial conversion since the conversion price exceeds the stock trading price, (v) TechAlt issued warrants to Masanek for the right to purchase for a period of five years 750,000 shares of TechAlt common stock for $1.00 per share with a cashless exercise provision. The Company recorded a debt discount of $293,700 for the valuation of the 750,000 warrants (computed using a Black-Scholes model with an interest rate of 3.48%, volatility of 123%, zero dividends and expected term of 5 years), (vi) TechAlt received from SBD the assignment of all rights, title and interests in certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems, (vii) TechAlt paid $140,000 for the attorneys fees of Masanek, and (viii) settlement of certain claims made by Masanek against TechAlt and others in a lawsuit filed in the Circuit Court of Cook County, Illinois, (ix) beginning December 15, 2004, a 3 year sales agreement with a commitment for the Company to purchase from SBD $1,250,000 of equipment inventory per year plus pay 6.25% to 6.75% royalties on certain third party supplied goods, (x) a consulting agreement for which the Company will pay $25,000 for the first four months and $6,250 per month for the next 32 months plus other benefits.

RAISING ADDITIONAL FINANCING - Among other conditions satisfied with respect to consummation of the Merger, was that TechAlt received cash of not less than $1,500,000 from issuances of securities through the exercise of Additional Investment Rights issued to certain investors in August 2004 pursuant to the terms of its recent Series A Preferred stock and Warrant financing. Subsequent to September 30, 2004 and through January 17, 2005, TechAlt received cash of approximately $2,750,000 from the sale of 2,800,000 shares of Series A Preferred stock and warrants to purchase 5,600,000 shares of TechAlt common stock for $1.00 per share.

                         PRO FORMA FINANCIAL STATEMENTS

The accompanying pro forma condensed consolidated balance sheet is presented as of September 30, 2004, the date of TechAlt and TAI's third fiscal quarter, and gives pro forma effect to the Merger and related agreements and transactions, and raising additional financing proceeds of $790,000, as if they had occurred on that date.

The accompanying pro forma condensed consolidated statements of operations are presented for the year ended December 31, 2003 and nine-months ended September 30, 2004. The pro forma statements of operations include the results of TechAlt and TAI for the respective periods presented and give effect to the Merger and related agreements and transactions as it they had occurred at the beginning of the respective periods.

                          TECHALT, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                             (dollars in thousands)

                                                                     (A)        (B)        (C)          (D)          (E)

                                                                                         Techalt      Techalt       Techalt
                                                                                        Additional  Payments to   Stock issued
                                                                   Techalt      TAI     financing     Masanek     with Merger
                                                                  --------    ----------   --------   ---------     ----------
Current assets
  Cash and cash equivalents                                       $  1,139                 $790,000   $(790,000)
  Accounts receivables                                                          $ 90,159
  Inventories
                                                                  --------    ----------   --------   ---------     ----------
             Total current assets                                    1,139        90,159    790,000    (790,000)
Equipment, net of accumulated depreciation                                        28,140
Intangible assets                                                                     --
Deposit                                                             20,190            --
                                                                  --------    ----------   --------   ---------     ----------
                    Total                                         $ 21,329     $ 118,299   $790,000   $(790,000)
                                                                  ========      ========   ========   =========     ==========

Current liabilities
  Excess of checks issued over bank balance                       $  8,100      $ 54,186
  Accounts payable and accrued liabilities                        $ 41,620       181,896
  Payable to Techalt                                                             226,650
  Amounts payable to related parties                                           1,206,229              $(650,000)
  Compensation and other payable to majority shareholder          $172,590       253,295
  Accrued professional fees                                        101,000       211,953
  Current portion of note payable to shareholder
  Accrued preferred stock dividends                                  2,534
                                                                  --------    ----------   --------   ---------     ----------
             Total current liabilities                             325,844     2,134,209               (650,000)
Note payable to shareholder, net of current portion
                                                                  --------    ----------   --------   ---------     ----------
             Total liabilities                                     325,844     2,134,209               (650,000)
                                                                  --------    ----------   --------   ---------     ----------

Stockholders' Deficit
  Series A Convertible Preferred stock                             460,500                  790,000
  Common stock and additional paid-in capital                      261,170         1,000                            $ 200,000
  Receivable from TAI                                             (100,000)
  Deficit accumulated during the development stage                (926,185)   (2,016,910)              (140,000)     (200,000)
                                                                  --------    ----------   --------   ---------     ----------
             Total stockholders' deficit                          (304,515)   (2,015,910)   790,000    (140,000)            -
                                                                  --------    ----------   --------   ---------     ----------

                    Total                                         $ 21,329    $  118,299   $790,000   $(790,000)    $       --
                                                                  ========    ==========   ========   =========     ==========


                                                                (F)                 (G)               (H)

                                                           Techalt note
                                                          payable to SBD &
                                                          SBD Intellectual
                                                           Property and            Techalt        Merger and
                                                           other assets           Warrants       Rescission of        Consolidated
                                                         acquired by Techalt     to Masanek    License Agreement        Pro forma
                                                          -----------------      ------------  ------------------     ----------
Current assets
  Cash and cash equivalents                                                                                           $    1,139
  Accounts receivables                                                                                                    90,159
  Inventories                                             $         210,000                                              210,000
                                                          -----------------      ------------  ------------------     ----------
             Total current assets                                   210,000                                              301,298
Equipment, net of accumulated depreciation                                                                                28,140
Intangible assets                                                   386,000                                              386,000
Deposit                                                                                                                   20,190
                                                          -----------------      ------------  ------------------     ----------

                    Total                                 $         596,000                                           $  735,628
                                                          =================      ============  ==================     ==========

Current liabilities
  Excess of checks issued over bank balance                                                                           $   62,286
  Accounts payable and accrued liabilities                                                                               223,516
  Payable to Techalt                                                                                  $ (100,000)        126,650
  Amounts payable to related parties                                                                                     556,229
  Compensation and other payable to majority shareholder                                                                 425,885
  Accrued professional fees                                                                                              312,953
  Current portion of note payable to shareholder          $         650,000                                              650,000
  Accrued preferred stock dividends                                                                                        2,534
                                                          -----------------      ------------  ------------------     ----------
             Total current liabilities                              650,000                             (100,000)      2,360,053
Note payable to shareholder, net of current portion                 500,000                                              500,000
                                                          -----------------      ------------  ------------------     ----------
             Total liabilities                                    1,150,000                             (100,000)      2,860,053
                                                          -----------------      ------------  ------------------     ----------

Stockholders' Deficit
  Series A Convertible Preferred stock                                                                                 1,250,500
  Common stock and additional paid-in capital                                    $   293,700                             755,870
  Receivable from TAI                                                                                    100,000              --
  Deficit accumulated during the development stage                 (554,000)        (293,700)                         (4,130,795)
                                                          -----------------      ------------  ------------------     ----------
     Total stockholders' deficit                                   (554,000)              --             100,000      (2,124,425)
                                                          -----------------      ------------  ------------------     ----------

                    Total                                 $         596,000      $        --   $              --      $  735,628
                                                          =================      ============  ==================     ==========

NOTES REGARDING AMOUNTS PRESENTED IN PRO FORMA CONDENSED CONSOLIDATED BALANCE
SHEET:

(A) - Amounts represent balances in the TechAlt September 30, 2004 unaudited balance sheet as presented in this Registration Statement.

(B) - Amounts represent balances in the Technology Alternatives, Inc. September 30, 2004 unaudited balance sheet as presented in this Registration Statement.

(C) - Amounts represent the receipt of cash of $790,000 from the sales of 790,000 shares of Series A Preferred Stock and warrants to purchase 1,580,000 shares of common stock at an exercise price of $1.00 per share. The entire purchase price has been allocated to the Series A Preferred Stock, inasmuch as the estimated fair value of warrants has been determined to be negligible.

(D) - Amounts represent the amount of cash payments made to Masanek of $650,000 and attorneys of $140,000. The $650,000 is recorded as repayment for TAI amounts due SBD at September 30, 2004 of $656,000. and the $140,000 recorded as legal expense.

(E) - The issuance of 400,000 shares of Company common stock to an Excipio Group, S.A. as consideration for services provided has been recorded as an increase in accumulated deficit relating to recording business development expense and as an increase in common stock and additional paid-in capital in the amount of $200,000, estimated utilizing a per share price of $0.50, the Series A Preferred Stock conversion price equivalent.

(F) - Amounts represent the face amount of the convertible promissory notes. The settlement payment of $1,150,000 has been recorded (i) as inventories in the amount of $210, 000, the estimated fair value determined as sales price of inventories acquired, reduced by estimated costs of disposal,
      (ii) as settlement expense of $554,000, determined as the amount of amounts contributed to TAI by Masanek, and (iii) $386,000 as intangibile assets, the estimated fair value of Intellectual Properties acquired by TAI from SBD.

(G) - Warrants issued to purchase 750,000 shares of common stock at an exercise price of $1.00 per share were determined by Company management to have an estimated fair value of approximately $293,700, utiltilizing. the Black-Scholes valuation model with assumptions of an option life of 5 years, a market price of $0.50 per share, 123% volatility and 3.48% risk-free interest rate. The value of options issued has been determined by Company management to represent settlement expense.

(H) - The merger is accounted for utilizing the purchase method and inasmuch as the former TAI shareholders own a majority of the TechAlt common stock after the merger, TAI is considered to be the acquiring corporation for purposes of purchase accounting. Inasmuch as both TechAlt and TAI were both owned more than 50% at December 15, 2004, the merger date, the business combination has been accounted for as a combination of entities under common control, and accordingly, the recorded value of assets and liabilities are not adjusted. The $100,000 payable by TAI to Techalt is in effect cancelled upon merger.

                                  TECHALT, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                  (A)          (B)              (C)          (D)             (E)

                                                                             preferred     interest
                                                                            dividends        on          amortization
                                                                           on Additional   notes             of         Consolidated
                                               TechAlt        TAI            Financing     payable       IP acquired      Pro forma
                                             ------------   ----------         ------      --------       ---------      ----------
Revenue                                      $         --    $ 192,209                                                    $ 192,209
Cost of goods sold                                     --      128,193                                                      128,193
                                             ------------   ----------         ------      --------       ---------      ----------
Gross profit                                           --       64,016             --            --              --          64,016
                                             ------------   ----------         ------      --------       ---------      ----------
Operating expenses
  General and administrative                        6,926      581,082                                                      588,008
  Compensation agreement expense                       --           --                                                            -
  Business development expenses                        --      149,527                                                      149,527
  Research and development                             --       19,665                                       77,200          96,865
                                             ------------   ----------         ------      --------       ---------      ----------
     Total operating expenses                       6,926      750,274             --            --          77,200         834,400
                                             ------------   ----------         ------      --------       ---------      ----------

Loss  from operations before interest              (6,926)    (686,258)            --            --         (77,200)       (770,384)
Interest expense                                     (768)                                      (57)                           (825)
                                             ------------   ----------         ------      --------       ---------      ----------

Net loss                                           (7,694)    (686,258)            --           (57)        (77,200)       (771,209)
Preferred stock dividends                              --                         (40)                                          (40)
                                             ------------   ----------         ------      --------       ---------      ----------

Net loss attributable to common shareholders     $ (7,694)  $ (686,258)         $ (40)     $    (57)      $ (77,200)     $ (771,249)
                                             ============   ==========         ======      ========       =========      ==========

Basic and diluted net loss attributable to common shareholders per share
                                                                                                                         ==========

Weighted average shares used in computing loss per share
                                                                                                                         ==========

NOTES REGARDING AMOUNTS PRESENTED IN PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(A) - Amounts represent balances in the TechAlt December 31, 2003 statement of operations as presented in this Registration Statement.

(B) - Amounts represent balances in the Technology Alternatives, Inc. December 31, 2003 statement of operating results as presented in this Registration Statement.

(C) - Amounts represent the 5% dividends payable on the additional 790,000 shares of Series A Preferred Stock issued in connection with the Merger and related agreements.

(D) - Amounts represent the 5% interest payable on the $1,150,000 convertible promissory note issued in connection with the Merger and related agreements.

(E) - Amount represents amortization of acquired intangible assets.

                                  TECHALT, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                      (in thousands, except per share data)

                                                  (A)        (B)            (C)            (D)             (E)
                                                                         preferred     interest
                                                                         dividends        on          amortization
                                                                        on Additional    notes            of           Consolidated
                                               TechAlt      TAI          Financing      payable        IP acquired      Pro forma
                                              ---------   ---------       --------      ---------       ---------      -----------
Revenue                                       $     --    $ 178,916                                                     $  178,916
Cost of goods sold                                  --       89,510                                                         89,510
                                              --------    ---------       --------       --------        --------      ------------
Gross profit                                        --       89,406              -              -              --           89,406
                                              --------    ---------       --------       --------        --------      ------------
Operating expenses
  General and administrative                   346,899      740,470                                                      1,087,369
  Compensation agreement expense               173,000                                                                     173,000
  Business development expenses                 25,269       52,390                                                         77,659
  Research and development                     289,298      111,142                                        57,900          458,340
                                              --------    ---------       --------       --------        --------      ------------
     Total operating expenses                  834,466      904,002              -              -          57,900        1,796,368
                                              --------    ---------       --------       --------        --------      ------------

Loss  from operations before interest          834,466)    (814,596)             -              -         (57,900)      (1,706,962)
Interest expense                                (2,534)                                   (43,000)                         (45,534)
                                              --------    ---------       --------       --------        --------      ------------

Net loss                                       837,000)    (814,596)             -        (43,000)        (57,900)      (1,752,496)
Preferred stock dividends                            -                     (30,000)                                        (30,000)
                                              --------    ---------       --------       --------        --------      ------------

Net loss attributable to common shareholders  $837,000)   $(814,596)      $(30,000)      $(43,000)       $(57,900)     $ (1,782,496)
                                              ========    =========       ========       ========        ========      ============

NOTES REGARDING AMOUNTS PRESENTED IN PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(A) - Amounts represent balances in the TechAlt September 30, 2004 unaudited statement of operations as presented in this Registration Statement.

(B) - Amounts represent balances in the Technology Alternatives, Inc. September 30, 2004 unaudited statement of operating results as presented in this Registration Statement.

(C) - Amounts represent the 5% dividends payable on the additional 790,000 shares of Series A Preferred Stock issued in connection with the Merger and related agreements.

(D) - Amounts represent the 5% interest payable on the $1,150,000 convertible promissory note issued in connection with the Merger and related agreements.

(E) - Amount represents amortization of acquired intangible assets.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Dendo Global Corp

We have audited the accompanying balance sheet of Dendo Global Corp. (a development stage company) at December 31, 2003, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on December 29, 1994 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Dendo Global Corp. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on December 29, 1994 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since its inception, has current liabilities in excess of current assets and has no on-going operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

February 16, 2004
Salt Lake City, Utah

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                  (dollars in thousands except per share data)

                                                                           December 31,
                                                                         --------------     September 30,
                                                                              2003              2004
                                                                         --------------   -----------------
                                                                                            (unaudited)
Current assets
  Cash and cash equivalents                                                      $  --          $   1
                                                                                 -----          -----
                               Total current assets                                 --              1
Deposit                                                                             --             20
                                                                                 -----          -----

                 Total                                                           $  --          $  21
                                                                                 =====          =====

Current liabilities
  Accounts payable                                                               $   4          $  42
  Excess of checks issued over bank balance                                         --              8
  Compensation and other amounts payable to officer                                 --            172
  Accrued professional fees                                                         --            101
  Notes payable and other amounts due to related parties                            12             --
  Accrued preferred stock dividends                                                 --              3
                                                                                 -----          -----
                                                                                 -----          -----
                                Total current liabilities                           16            326
                                                                                 -----          -----

Commitments (Notes 5 and 7)

Stockholders' Deficit
  Series A Convertible Voting Preferred stock, $0.001 par value, 4 million shares authorized in 2004, 500,000 shares issued and
    outstanding at September 30, 2004, liquidation preference of                    --            460
    $1 million
  Preferred stock, $0.001 par value, 100 million shares authorized at October
    15, 2004, of which 4 million were designated as Series A Convertible
    Preferred stock in 2004, none of the remaining 96
    million shares authorized have been designated, issued or outstanding           --             --
  Common stock and additional paid-in capital. $0.001 par value,
    500 million shares authorized at October 15, 2004,
    shares issued and outstanding of 13,875,000
    and 12,000,000, respectively at December 31, 2003 and September 30, 2004        73            261
  Receivable from principal stockholder                                                          (100)
  Deficit accumulated to August 23, 2004                                           (89)          (107)
  Deficit accumulated August 24, 2004 to September 30, 2004                         --           (819)
                                                                                 -----          -----
                               Total stockholders' deficit                         (16)          (305)

                 Total                                                           $  --          $  21
                                                                                 =====          =====

See accompanying notes to financial statements.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                       From the
                                                                                                                      Development
                                                                     From Inception                                  Stage Period
                                                                     on December 29,                                  August, 24,
                                            Year ended December 31    1994 Through  Nine months ended September 30   2004 Through
                                         ---------------------------  December 31,   ---------------------------     September 30,
                                             2002          2003            2003           2003          2004            2004
                                         ------------   ------------   -----------   ------------   ------------     -----------
                                                                                      (unaudited)    (unaudited)     (unaudited)
Revenue                                  $         --   $         --   $        --   $         --             --     $        --
Cost of goods sold                                 --             --            --             --             --              --
                                         ------------   ------------   -----------   ------------   ------------     -----------
Gross profit                                       --             --            --             --             --              --
                                         ------------   ------------   -----------   ------------   ------------     -----------
Operating expenses
 Selling, general and administrative                6              7            43              5            222             204
 Compensation agreement expense                    --             --            --             --            173             173
 Financial consulting expenses                     --             --            --             --            150             150
 Acquired in-process research
  and development                                  --             --            --             --            238             238
 Research and development                          --             --            --             --             51              51
                                         ------------   ------------   -----------   ------------   ------------     -----------
     Total operating expenses                       6              7            43              5            834             816
                                         ------------   ------------   -----------   ------------   ------------     -----------

Loss  from continuing operations before
   interest                                        (6)            (7)          (43)            (5)          (834)           (816)
Interest expense                                   --             (1)           (1)            --             --              --
                                         ------------   ------------   -----------   ------------   ------------     -----------
Loss  from continuing operations                   (6)            (8)          (44)            (5)          (834)           (816)
Loss from discontinued operations                  --             --           (45)            --             --              --
                                         ------------   ------------   -----------   ------------   ------------     -----------

Net loss                                           (6)            (8)          (89)            (5)          (834)           (816)
Preferred stock dividends                          --             --            --             --             (3)             (3)
                                         ------------   ------------   -----------   ------------   ------------     -----------

Net loss attributable to common
  shareholders                           $         (6)  $         (8)  $       (89)  $         (5)  $       (837)    $      (819)
                                         ============   ============   ===========   ============   ============     ===========

Basic and diluted loss attributable
 to common Shareholders per share:
  Loss from continuing operations        $      (0.00)  $      (0.00)  $     (0.00)  $      (0.00)  $      (0.03)    $     (0.09)
  Loss from discontinued operations                --             --         (0.01)            --             --           (0.00)
                                         ------------   ------------   -----------   ------------   ------------     -----------
    Net loss attributable to common
     shareholders per share              $      (0.00)  $      (0.00)  $     (0.01)  $      (0.00)  $      (0.03)    $     (0.09)
                                         ============   ============   ===========   ============   ============     ===========

Weighted average shares used
  in computing loss per share              13,875,000     13,875,000     8,837,413     13,875,000     26,596,259       9,574,582
                                         ============   ============   ===========   ============   ============     ===========

See accompanying notes to financial statements.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                                         From the
                                                                                                                       Development
                                                                        From Inception                                 Stage Period
                                                                         on December 29,                                 August 24,
                                                                          1994 Through                                  2004 through
                                                  Year ended December 31  December 31, Nine months ended September 30 September 30,
                                                  ----------------------               ------------------------------
                                                       2002      2003         2003             2003          2004         2004
                                                      -----     -----         ----             ----         -----         -----
                                                                                           (unaudited)    (unaudited)   (unaudited)
Cash flows from operating activities:
 Net loss                                             $  (6)    $  (8)        $(89)            $ (5)        $(834)        $(816)
  Adjustments to reconcile net loss to net cash
   used  by operating activities:
    Depreciation and amortization expense                --        --           10               --            --            --
    Non-cash expense                                     --        --            9               --            --            --
    Financial consulting expense paid in stock           --        --           --               --           150           150
    Acquired in-process research and development         --        --           --               --           238           238
    Changes in operating assets and liabilities:
     Accounts payable                                     5        (3)           4               (3)           46             1
     Accrued compensation and related liabilities        --        --           --               --           173           173
     Accrued professional fees                           --        --           --               --           101           101
     Accrued preferred stock dividends                   --        --           --               --             3             3
     Other                                               --        --            1               --           (14)           (6)
                                                      -----     -----         ----             ----         -----         -----
      Net cash used by operating activities              (1)      (11)         (65)              (8)         (137)         (156)
                                                      -----     -----         ----             ----         -----         -----
Cash flows from investing activities:
  Purchase of property, plant & equipment                --        --           (6)              --            --            --
  Payments for other assets                              --        --          (13)              --           (20)           --
                                                      -----     -----         ----             ----         -----         -----

      Net cash used by investing activities              --        --          (19)              --           (20)           --
                                                      -----     -----         ----             ----         -----         -----
Cash flows from financing activities:
  Proceeds from sale of common stock                     --        --           77               --            15            --
  Excess checks issued over bank balance                 --        --           --               --             8             8
  Payment of stock issue costs                           --        --           (4)              --            --            --
  Payment for cancellation of shares                     --        --           --               --           (77)          (77)
  Proceeds from notes payable to related parties          1        10           11               10            --            --
  Payments on notes payable to related parties           --        --           --               --           (10)           --
  Proceeds from sale of preferred stock, net             --        --           --               --           460           460
   of issue costs
  Payments to stockholder for liabilities
   paid in connection with the Intellectual
   Property License Agreement                            --        --           --               --          (238)         (238)
  Proceeds from capital lease                            --        --            8               --            --            --
  Payments on capital lease                              --        --           (8)              --            --            --
                                                      -----     -----         ----             ----         -----         -----

    Net cash provided (used) by
      financing activities                                1        10           84               10           158           153
                                                      -----     -----         ----             ----         -----         -----
Net increase (decrease) in
 cash and cash equivalents                               --        --           --                2             1            (3)
Cash and cash equivalents, beginning of period           --        --           --               --            --             4
                                                      -----     -----         ----             ----         -----         -----
Cash and cash equivalents, end of period              $  --     $  --         $ --             $  2         $   1         $   1
                                                      =====     =====         ====             ====         =====         =====

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
  Cash paid for interest                              $  --     $  --         $ --             $ --         $  --         $  --
                                                      =====     =====         ====             ====         =====         =====

  Non-cash investing and financing activities
   Transfer of assets to former president             $  --     $  --         $  9             $ --         $  --         $  --
                                                      =====     =====         ====             ====         =====         =====

   Receivable from stockholder obtained
     in connection with the Intellectual
     Property License Agreement and
     issuance of common stock                         $  --     $  --         $ --             $ --         $ 100         $ 100
                                                      =====     =====         ====             ====         =====         =====

    Liabilities assumed in connection with
     the Intellectual Property License Agreement      $  --     $  --         $ --             $ --         $ 238         $ 238
                                                      =====     =====         ====             ====         =====         =====

See accompanying notes to financial statements.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                             Common stock and
                                                     Series A Convertible       additional      Receivable
                                                        Preferred Stock       paid-in capital      from
                                                      -------------------   ------------------   Principal     Accumulated
                                                       Shares      Amount     Shares    Amount  Shareholder      Deficit      Total
                                                      -------      ------   ----------  ------  -----------    -----------    -----
Balance at December 29, 1994 (inception)
  Issuance of common stock for cash
    at $0.008 per share                                            $   --       62,500   $  --        $  --      $    --      $  --
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1994                               --          --       62,500      --           --             --       --
  Issuance of common stock for cash at
    $0.002 to $0.008 per
    share in January to February 1995                                          812,500       2                                    2
  Issuance of common stock for cash at
    $0.010 per share in
    September to December 1995, net of
    stock issue costs of $4                                                    500,000      46                                   46
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1995                               --          --    1,375,000      48           --             (6)      42
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1996                               --          --    1,375,000      48           --            (13)      35
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1997                               --          --    1,375,000      48           --            (29)      19
  Issuance of common stock for cash
    at $0.002 per share                                                     12,500,000      25                                   25
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1998                               --          --   13,875,000      73           --            (36)      37
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 1999                               --          --   13,875,000      73           --            (61)      12
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 2000                               --          --   13,875,000      73           --            (68)       5
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 2001                               --          --   13,875,000      73           --            (75)      (2)
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 2002                               --          --   13,875,000      73           --            (81)      (8)
  Net loss
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at December 31, 2003                               --          --   13,875,000      73           --            (89)     (16)
  Net loss for the period January 1, 2004
    through August 24, 2004 (unaudited)                                                                                (18)     (18)
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at August 23, 2004 (unaudited)                     --          --   13,875,000      73           --           (107)     (34)
  Issuance of common stock for cash at $0.001
    per share in March (unaudited)                                          15,000,000      15                                   15
  Cancellation of shares in August for cash
    at $0.0028 per share (unaudited)                                       (27,219,000)    (77)                                 (77)
  Issuance of common stock in connection
    with Intellectual Property License
    Agreement (unaudited)                                                   10,044,000     100         (100)                     --
  Issuance of common stock in consideration
    for financial consulting services provided
    at $0.50 per share in in August,
    2004 (unaudited)                                                           300,000     150                                  150
  Issuance of Series A Convertible Preferred
    stock in August (unaudited)                       500,000         460           --      --           --             --      460
  Preferred stock dividends (unaudited)                    --          --           --      --           --             (3)      (3)
  Net loss for the period August 24, 2004 through
    September 30, 2004 (unaudited)                         --          --           --      --           --           (816)    (816)
                                                      -------      ------   ----------   -----  -----------    -----------    -----
Balance at September 30, 2004 (unaudited)             500,000         460   12,000,000     261         (100)          (926)    (305)
                                                      =======      ======   ==========   =====  ===========    ===========    =====

See accompanying notes to financial statements.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NAME CHANGE - See Note 7 - Events (Unaudited) subsequent to date of Report of Independent Registered Public Accounting Firm regarding the Company's name change to TechAlt, Inc. and other related matters.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Dendo Global Corp. (the "Company") was organized under the laws of the State of Nevada on December 29, 1994 as Top Flight Software, Inc. The Company subsequently changed its name to Dendo Global Corp. The Company had been developing and marketing management software, however, the business proved to be unsuccessful and, during January 1999, the Company discontinued its operations and commenced exploring various other business opportunities. The Company is considered to have entered a new development stage on August 24, 2004 (unaudited) as defined in Statement of Financial Accounting Standards No. 7. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. Activities during the new development stage include raising capital, developing the corporate infrastructure and research and development.

CASH AND CASH EQUIVALENTS-- The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 4].

LOSS PER SHARE - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Dilutive loss per share is not presented as the effects of including common stock equivalent shares, which there were none of prior to 2004, would be anti-dilutive for all periods presented. The unaudited computations of loss per share for period ended September 30, 2004, exclude 1 million shares potentially issuable pursuant to terms of outstanding Series A Convertible Preferred Stock and 1 million common shares issuable upon exercise of outstanding Warrants.

USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company's financial instruments consist of cash, accounts payable, amounts payable to related parties and Series A Convertible Preferred Stock, and their carrying amounts approximate fair value due to their short maturities and recent occurrences.

UNAUDITED INTERIM FINANCIAL STATEMENTS - The accompanying balance sheet as of September 30, 2004, the statements of operations and the statements of cash flows for the nine months ended September 30, 2003 and 2004 and from inception on August 24, 2004 through September 30, 2004, and the statement of changes in stockholders' deficit for the nine months ended September 30, 2004, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the nine months ended September 30, 2003 and 2004. The financial data and other information disclosed in these notes to financial statements related to the nine months ended September 30, 2003 and 2004 are unaudited. The results for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004 or for any other interim period or for any future year.

RESEARCH AND DEVELOPMENT--Research and development costs, which are comprised primarily of supplies, materials and related costs, are expensed as incurred. The value of acquired In-process Research and Development is charged to expense on the date of acquisition.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS - Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 146,147,148,149 and 150 had no applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK TRANSACTIONS

PREFERRED STOCK - At December 31, 2003 the Company had authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at December 31, 2003. See Note 7 - Events (Unaudited) subsequent to Date of report of the independent registered public accounting firm.

COMMON STOCK - At December 31, 2003 the Company had authorized 50,000,000 shares of common stock at $.001 par value. At December 31, 2003 there were 13,875,000 common shares issued and outstanding. See Note 7 - Events (Unaudited) subsequent to Date of report of the independent registered public accounting firm.

CHANGE IN CONTROL - In August 1998, an individual purchased 12.5 million shares of common stock of the Company representing a 90% controlling interest in the Company. Total proceeds from the sale of stock were $25,000 (or $0.002 per share). The former officer and director resigned and the individual was elected as the new president and director.

STOCK SPLIT - In March 2003, the Company effected a 5-for-1 forward stock split. The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 3 - RELATED PARTY TRANSACTIONS

ADVANCE - An officer of the Company had advanced $250 to the Company on a non-interest bearing basis. In March 2003, this advance was extended into a new note payable. During December 2003, an officer advanced $125 to the company on a non-interest bearing basis.

NOTE PAYABLE - IN MARCH 2003, THE COMPANY SIGNED A $10,250 NOTE PAYABLE TO AN officer of the Company. The Company received proceeds of $10,000 and extended a $250 related party advance. The note accrues interest at 10% per annum and is due on demand. At December 31, 2003, accrued interest payable on the note amounted to $665.

NOTE PAYABLE - In September 2002, the Company signed a $1,000 note payable to an entity controlled by a shareholder of the Company. The note accrues interest at 10% per annum and is due on demand. At December 31, 2003, accrued interest payable on the note amounted to $130.

MANAGEMENT COMPENSATION - The Company did not pay any compensation to its officers and directors during the years ended December 31, 2003 and 2002.

RENT - The Company has not had a need to rent office space during the years ended December 31, 2003 and 2002. An officer of the Company allowed the Company to use the officer's address, as needed, at no expense to the Company.

Also see Note 7 - Events (Unaudited) subsequent to date of report of the independent registered public accounting firm for additional related party transactions.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax and any available operating loss or tax credit carryforwards. At December 31, 2003, the Company has available unused operating loss carryforwards of approximately $87,500, which may be applied against future taxable income and which expire in various years through 2023. Due to substantial changes in the Company's ownership, there will be an annual limitation on the amount of net operating loss carryforwards which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. Net deferred tax assets are approximately $29,800 and $27,400 at December 31, 2003 and 2002, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $2,400 during the year ended December 31, 2003.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, has current liabilities in excess of current assets and had no on-going operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. See Note 7 - Events (Unaudited) subsequent to Date of report of the independent registered public accounting firm.

NOTE 6 - SUBSEQUENT EVENT

CHANGE IN CONTROL - In March 2004, the Company issued 15 million shares of its common stock to an individual representing 52% controlling interest in the Company. Total proceeds from the sale of stock amounted to $15,000 (or $0.001 per share). The former officer and director resigned and the individual was elected as the sole officer and director of the Company.

NOTE 7 - EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Prior to August 24, 2004, the Company had no business operations, and very limited assets or capital resources, and its business plan was to seek one or more potential business ventures that, in the opinion of management, may warrant involvement by the Company. As a result of transactions occurring in August 2004, as described below, and which include, but not limited to the License Agreement, sale of Series A Convertible Preferred Stock, the Compensation Agreement, the financial consulting arrangement and the Agreement with IBM, the Company's operations now relate to sales of wireless, multi-network communications hardware and software solutions to be used by emergency first responders such as Police, EMS and other Homeland Security Agencies.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 7 - EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)

LICENSE AGREEMENT - On August 20, 2004, the Company and its then majority (52%) shareholder and sole member of its board of directors (the "Warranting Shareholder") entered into an Intellectual Property License Agreement with Technology Alternatives, Inc. ("TAI"), which agreement (the "License Agreement") was consummated on August 24, 2004 ("Closing"). Pursuant to the License Agreement, in exchange for the issuance of 10,044,000 shares of Company common stock ("Common Stock"), the Company licensed certain intellectual property owned by TAI. The initial term of the License is 6 months, which 6 month term is automatically extended for additional 6 month terms until terminated by mutual agreement of the Company and TAI. Pursuant to terms of the License Agreement, the Company is to receive $100,000 from TAI to satisfy certain liabilities and 27,219,000 shares of Common Stock were cancelled. The receivable from TAI is due on demand and is presented as a component of Stockholders' Deficit in the accompanying balance sheet at September 30, 2004.

In connection with the License Agreement the Company made payments to former shareholders of approximately $77,000 for the cancellation of stock, which such amounts have been recorded as a decrease in common stock and additional paid-in capital in a manner similar to accounting for the acquisition of Treasury Stock. Additionally, the Company paid certain TAI liabilities of approximately $238,000, which were subsequently paid to TAI and others. The amount of paid liabilities has been allocated to "In-process Research and Development" costs pertaining to the intellectual property rights licensed in connection with the License Agreement and were immediately expense as of the license date as a result of the licensed Intellectual Property not having yet attained technological feasibility.

The License Agreement provides for the Company to raise equity funding (cash) of at least $500,000 within 5 days following Closing (the "Initial Funding"), and of at least an additional $3.5 million within 90 days following Closing (the "Final Funding"). In the event the fundings are not timely completed or if the "Historical Stockholders" own less than 8% of the outstanding common stock upon consummation of the Final Funding, then the Warranting Shareholder shall have the option for 14 calendar days to terminate the Agreement, subject to certain remedy provisions.

After issuance of shares and cancellation of shares in connection with the License Agreement, TAI owns 4 million shares of the 12 million total outstanding and James E. Solomon ("Solomon"), the majority shareholder of TAI, directly or beneficially owns an additional approximately 4.5 million shares. In certain circumstances, Solomon, voting shares directly or beneficially owned, along with voting shares beneficially owned by TAI, has control to vote approximately 71% of the Company's outstanding common shares. Inasmuch as Solomon has a majority ownership interest in the Company after the issuance of common shares in connection with the License Agreement, the Intellectual Properties rights acquired by the Company have been recorded in the amount of Solomon's net book value of such assets, and that same value assigned to shares issued. As a result of previously expensing costs incurred in connection with developing such assets, the net book value was $0, which is the value recorded by the Company for this transaction accounted for in a manner similar to that ascribed for transactions with entities under common control.

In connection with the License Agreement, Solomon was appointed to the Board of Directors of the Company and appointed President and Chief Executive Officer of the Company, and the Warranting Shareholder resigned from all positions as an officer and director of the Company.


SALE OF SERIES A CONVERTIBLE PREFERRED STOCK, WARRANTS AND ADDITIONAL INVESTMENT RIGHTS - On August 24, 2004, pursuant to the private offering exemption provided in Rule 506 of Regulation D of the Securities Act of 1933, in exchange for $500,000, before offering costs of approximately $40,000, the Company sold 500,000 shares of its Series A Convertible Preferred Voting Stock (purchase price of $1.00 per share) (the "Series A Preferred"), warrants to purchase 1 million shares of the Company's common stock at an exercise price of $1.00 per share with a cashless exercise provision for the period ending five years from issuance (the "Warrants") and Additional Investment Rights to purchase 3.5 million additional shares of Series A Preferred with 7 million warrants at a purchase price of $1.00 per share (the "Series A Preferred Rights") (the "Offering"). Each share of Series A Preferred is convertible under certain circumstances into two shares of the Company's common stock, at a conversion price of $0.50 per common share, the price determined by Company management to represent the fair value of such stock at the issuance date. The Series A Preferred holders have voting rights on an as converted basis. The Series A Preferred shares contain registration rights and damages of up to 3% per month based on filing and effectiveness deadlines.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 7 - EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. (CONTINUED)

Terms of Series A Preferred provides for, among other things, cumulative dividends to be paid to holders at a rate of 5% per annum, which accumulate daily from issuance date and payable quarterly, in certain circumstances payable in the Company's common stock, each preferred share to be convertible into 2 shares of Company common stock, subject to anti-dilution conversion rate adjustments, at a $2.00 per share liquidation preference amount, payment of dividends and distributions to holders of common stock to the same extent as if such holders of preferred stock had converted into common shares, voting rights on an as converted basis, and limits payment of dividends on common stock until certain financial targets are met.

The use of proceeds from the Offering were designated for the Company's general corporate and working capital purposes, and prohibited certain other uses, including payments to TAI. The aforementioned payments of $238,000 to TAI and others were otherwise prohibited, but have been orally consented to by Series A Preferred shareholders. Pursuant to terms of a Securities Purchase Agreement with respect to the Offering, under certain circumstances, the Company may be required to redeem the Series A Preferred.

COMPENSATION AGREEMENT - In August 2004, the Company entered into an Employment Agreement with Solomon, pursuant to which Solomon is to be employed by the Company as Chief Executive Officer for an initial period of 3 years, which period shall be automatically renewed until terminated by the Company. The Employment Agreement provides for annual compensation of $175,000, an opportunity for Solomon to earn additional annual bonuses upon the Company attaining certain financial targets, and for the Company to grant Solomon options to purchase 1 million shares of Company common stock at an exercise price being fair value at date of grant, subject to vesting. During the three months ended September 30, 2004, the Company recorded approximately $130,000 of compensation expense incurred upon execution of the Employment Agreement for compensation due upon signing and approximately $43,000 of expense relating to reimbursement to Solomon for costs and expenses incurred in connection with development and support of Intellectual Property acquired pursuant to the License Agreement. The Employment Agreement also provides for the Company to pay Solomon for certain executive officer benefits throughout the term.

LITIGATION AND SETTLEMENT AGREEMENT - In August 2004, Paul Masanek ("Masanek"), a 45% shareholder of TAI, and Services By Designwise, Ltd., a company owned by Masanek ("SBD") (SBD and Masanek, collectively "Masanek"), filed a lawsuit in the Circuit Court of Cook County, Illinois (the "court"), against Solomon and TAI (the "Lawsuit"). The Lawsuit is comprised of (i) a Verified Complaint for Declaratory, Injunctive and Other Relief (the "Complaint"), (ii) a Motion for Temporary Restraining Order (the "Restraining Order"), and (iii) a Motion for Preliminary Injunction (the "Injunction"). The Lawsuit alleges Solomon and TAI, among other things, engaged in ultra vires acts, breached their fiduciary duty and were oppressive of Masanek in connection with certain contemplated financials (the "Financing") and potential transaction involving TAI (the "Transaction") and in the removal of Masanek as an executive officer and member of the board of TAI. The Complaint also claims that Masanek owns 49% of TAI, not 45%. Masanek seeks, among other things, a declaratory judgment that Masanek's removal from the board of TAI is invalid and that certain actions taken by Solomon and TAI in connection with the Financing and the Transaction are invalid. Masanek seeks injunctive relief reinstating his position on the board and preventing the approval or implementation of the Financing between TAI and Sunrise Securities Corp. an investment advisor, and the Transaction and ordering TAI and Solomon to consider other financing and business combination alternatives. Masanek seeks to have Solomon removed as a director and claims Solomon breached an alleged "Directors Agreement: pursuant to which the parties allegedly agreed that the board of TAI would be comprised of 2 persons, Solomon and Masanek. Masanek also alleges that Solomon and TAI tortuously inferred with SBD's relationship with its employees, that TAI owes Masanek approximately $700,000 for services rendered and that TAI owes Masanek approximately $400,000 in connection with a loan.

In October 2004, the Company entered an Agreed Order along with TAI, Solomon, Masanek (collectively, the "Parties"), in connection with the Lawsuit. Pursuant to the Order and continuation of the pending standstill agreement, the Court found that the Parties had agreed in principal to the full resolution of all claims in the Lawsuit, subject to the execution of definitive Settlement Agreements. The parties are still negotiating the final terms of the settlement documents.

                                  TECHALT, INC.
                          (FORMERLY DENDO GLOBAL CORP.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 7 - EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)


NAME CHANGE - Effective October 15, 2004, the Company changed its name from Dendo Global Corp. to TechAlt, Inc.


CHANGE IN AUTHORIZED SHARES - In October 2004, the authorized shares were increased to 500 million common and 100 million preferred.

ISSUED ADDITIONAL SERIES A PREFERRED - In October 2004, pursuant to the Additional Investment Right, the company received $170,000 proceeds from the sales of 170,000 shares of Series A Preferred stock and warrants to purchase 340,000 shares of common sock.

FINANCIAL ADVISOR ARRANGEMENT - Pursuant to terms of an arrangement with a financial consultant, in August 2004, the Company issued 300,000 shares of its common stock for services provided. The Company has accounted for this as financial consulting expense of $150,000, the estimated fair value of common stock issued, and as an increase in common stock and paid-in capital.

AGREEMENT WITH IBM - On October 11, 2004, the Company entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of the Company's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, the Company will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it is to receive payments of approximately $2.9 million.

In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. The Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

FACILITIES LEASE - In September 2004, the Company entered into a lease agreement for corporate office facilities having a term ending August 2006 and providing for minimum rental payments of approximately $40,000, $123,000 and $83,000 in 2004, 2005 and 2006, respectively.

EMPLOYEES - As of November 2004, the Company has 17 full-time employees, approximately 12 of which work at the Company's corporate office facilities in Arlington Heights, Illinois, a suburb of Chicago. Monthly gross wages approximates $150,000.

PROMISSORY NOTE - In October 2004, the Company entered into a $13,000 Promissory Note payable to a bank, due April 2007, bearing interest at an annual rate of 5.75%, and payable at $467 per month for 30 months. The Promissory Note is collateralized by an automobile owned by the Company and is guaranteed by Solomon.

REGISTRATION STATEMENT ON FORM SB-2 - The Company is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 34 million shares of the Company's common stock to be sold by certain stockholders of the Company. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. The Company will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the Company's common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. The Company has applied for trading of its common stock on the over-the-counter bulletin board.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders'
Technology Alternatives, Inc.

We have audited the accompanying balance sheet of Technology Alternatives, Inc. at December 31, 2003, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 2003 and the period January 29, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Technology Alternatives, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period January 29, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses including a loss in 2003 of $686,258, cash used in operations of $608,648, has current liabilities in excess of current assets and a stockholders' deficit of $1,201,314 at December 31, 2003. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
January  17, 2005

                          TECHNOLOGY ALTERNATIVES, INC.
                                 BALANCE SHEETS

                                                                           December 31,     September 30,
                                                                              2003              2004
                                                                         --------------     -------------
                                                                                            (unaudited)
Current assets
  Accounts receivable                                                         $  10,125      $  90,159
  Prepaid expenses and other current assets                                       1,530             --
                                                                              ---------      ---------
                               Total current assets                              11,655         90,159

Equipment, net of accumulated depreciation                                       16,987         28,140
                                                                              ---------      ---------

                 Total Assets                                                $   28,642      $ 118,299
                                                                             ==========      =========

Current liabilities
  Excess of checks issued over bank balance                                  $   13,136      $  54,186
  Accounts payable                                                               88,603        138,823
  Payable to TechAlt, Inc.-related party in 2004                                     --        226,650
  Accounts payable to affiliate of shareholder                                  448,359        651,711
  Advances payable to affiliate of shareholder                                  554,518        554,518
  Advances payable to officer                                                   103,749        153,295
  Convertible debentures                                                             --        100,000
  Accrued legal fees                                                                 --        211,953
  Accrued liabilities                                                            21,591         43,073
                                                                             ----------      ---------
                  Total current liabilities                                   1,229,956      2,134,209
                                                                             ----------      ---------
Commitments (Notes 5,6 and 9)

Stockholder's Deficit
  Preferred Stock, $0.001 par value, 100,000,000 authorized, none
    Issued and outstanding                                                           --             --
  Common stock and additional paid-in capital, $0.001 par value,
    500,000,000 shares authorized, 9,544,000 issued and outstanding               9,544          9,544
  Additional paid in capital                                                     (8,544)        (8,544)
  Accumulated deficit                                                        (1,202,314)    (2,016,910)
                                                                             ----------     ----------
     Total stockholders' deficit                                             (1,201,314)    (2,015,910)
                                                                             ----------      ---------
                 Total Liabilities and Stockholder's Deficit                 $   28,642     $  118,299
                                                                             ==========     ==========

See accompanying notes to financial statements.

                          TECHNOLOGY ALTERNATIVES, INC.
                            STATEMENTS OF OPERATIONS

                                        January 29, 2002
                                        (inception) to   Year Ended
                                          December 31,  December 31,    Nine months ended September 30,
                                        -----------------------------     ------------------------------
                                             2002          2003               2003          2004
                                         ------------   ------------      ------------    ------------
                                                                           (unaudited)    (unaudited)
Revenue:
  Product                                $     26,784   $    187,008      $    176,739    $    178,916
  Service                                       9,480          5,201             5,201               -
                                         ------------   ------------      ------------    ------------
     Total revenue                             36,264        192,209           181,940         178,916
Cost of goods sold                             18,400        128,193           119,001          89,510
                                         ------------   ------------      ------------    ------------
Gross profit                                   17,864         64,016            62,939          89,406
                                         ------------   ------------      ------------    ------------
Operating expenses
 Selling, general and administrative          367,768        581,082           374,596         740,470
 Research and development                     126,208         19,665            10,627          52,390
 Business development                          39,944        149,527           110,686         111,142
                                         ------------   ------------      ------------    ------------
     Total operating expenses                 533,920        750,274           495,909         904,002
                                         ------------   ------------      ------------    ------------

Net loss                                 $   (516,056)  $   (686,258)    $    (432,970)   $   (814,596)
                                         ============   ============      ============    ============

Basic and diluted net loss per share      $     (.05)  $       (.07)   $         (.05) $         (.09)
                                         ============   ============      ============    ============

Weighted average shares used
  in computing net loss per share          9,544,000      9,544,000         9,544,000       9,544,000
                                         ============   ============      ============    ============

See accompanying notes to financial statements.

                          TECHNOLOGY ALTERNATIVES, INC.
                            STATEMENTS OF CASH FLOWS

                                                January 29,
                                                   2002
                                                (inception) to     Year Ended            Nine months
                                                 December 31,      December 31       ended September 30
                                                  ------------    ----------       -----------------------
                                                      2002            2003            2003          2004
                                                    --------        --------        --------      --------
(unaudited) (unaudited)
Cash flows from operating activities:
 Net loss                                         $(516,056)      $(686,258)      $(432,970)    $(814,596)
  Adjustments to reconcile net loss to net cash
   used  by operating activities:
    Depreciation expense                              5,052           6,081              --        11,638
    Non-cash license agreement expense                   --              --              --       100,000
    Changes in operating assets and liabilities:
     Accounts receivable                                 --         (10,125)       (120,100)      (80,033)
     Prepaid expenses and other current assets      (10,901)          9,371                         1,530
     Accounts payable                                37,911          50,692         299,703        38,720
     Accrued legal fees                                  --            --              --         211,953
     Accrued liabilities                                 --          21,591           6,043        21,483
                                                    --------        --------         -------       -------
      Net cash used by operating activities        (483,994)       (608,648)       (247,324)     (509,305)
                                                    --------        --------         -------       -------
Cash flows from investing activities:
  Purchase of equipment                             (21,186)        (15,334)         (2,839)      (22,792)
  Disposal of auto                                       --           8,400            --              --
                                                    --------        --------         -------       -------
      Net cash used by investing activities         (21,186)         (6,934)         (2,839)      (22,792)
                                                    --------        --------         -------       -------
Cash flows from financing activities:
  Proceeds from sale of common stock                  1,000               --             --            --
  Excess of checks issued over bank balance           1,380          11,756           3,215        41,050
  Advances payable to affiliate of shareholder      361,000         193,518         246,948            --
  Advances from officer                                  --         103,749              --       214,850
  Amounts payable to affiliate of shareholder       141,800         306,559              --       149,547
  Advances from TechAlt                                  --              --              --       126,650
                                                   ---------        -------          ------       -------
    Net cash provided by financing activities       505,180         615,582         250,163       532,097
                                                   ---------        -------         -------       -------
Net increase in cash and cash equivalents                --              --              --             -
Cash and cash equivalents, beginning of period           --              --              --             -
                                                   ---------        -------         -------       -------
Cash and cash equivalents, end of period           $      --        $    --         $    --       $     -
                                                   =========        =======         =======       =======

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
  Cash paid for interest                           $     --         $    --            $ --         $  --
                                                   ========         =======            ====         =====
  Non-cash investing and financing activities
    Payable pursuant to License Agreement          $     --         $    --            $ --         $ 100
                                                   ========         =======            ====         =====

See accompanying notes to financial statements.

                          TECHNOLOGY ALTERNATIVES, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
             FROM JANUARY 29, 2002 (INCEPTION) TO DECEMBER 31, 2002,
                        YEAR ENDED DECEMBER 31, 2003 AND
                NINE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED)

                                                          Common Stock
                                                -----------------------------       Additional        Accumulated
                                                   Shares            Amount       Paid in Capital        Deficit           Total
                                                -----------       -----------       -----------       -----------       -----------
Balance at January 29, 2002 (inception)
  Issuance of common stock to founders
    for cash                                      9,544,000       $     9,544       $    (8,544)               --       $     1,000
  Net loss                                                                                            $  (516,056)         (516,056)
                                                -----------       -----------       -----------       -----------       -----------
Balance at December 31, 2002                      9,544,000             9,544            (8,544)         (516,056)         (515,056)
  Net loss                                                                                               (686,258)         (686,258)
                                                -----------       -----------       -----------       -----------       -----------
Balance at December 31, 2003                      9,544,000             9,544            (8,544)       (1,202,314)       (1,201,314)
  Net loss for the period January 1, 2004
    through September 30, 2004 (unaudited)                                                               (814,596)         (814,596)
                                                -----------       -----------       -----------       -----------       -----------
Balance at September 30, 2004 (unaudited)         9,544,000       $     9,544       $    (8,544)      $(2,016,910)      $(2,015,910)
                                                ===========       ===========       ===========       ===========       ===========

See accompanying notes to financial statements.

                          TECHNOLOGY ALTERNATIVES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                December 31, 2003 and 2002 and September 30, 2004
                                   (unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Technology Alternatives, Inc. (the "TAI" or the "Company") was organized under the laws of the State of Illinois on January 29, 2002, and is owned 55% and 45% by the Company's two founders. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

BASIS OF PRESENTATION AND GOING CONCERN - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred losses since its inception, and has current liabilities in excess of current assets. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plans are discussed in See Note 9 - Subsequent events regarding, among other things, the December 15, 2004 merger of TAI with TechAlt, Inc. ("TechAlt"), fund-raising activities of TechAlt prior to and subsequent to the merger, and other transactions and related agreements. Management believes the items discussed in Note 9 provide the Company the ability to continue as a going concern.

DESCRIPTION OF BUSINESS - The Company is engaged in the sale of portable wireless communications solutions to be used by emergency first responders for interagency interoperability, communication and collaboration used in Homeland security, emergency medical and disaster response. Sales of these products are generally made to an independent contractor hired by local, state or federal agencies.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE - Accounts receivable result from the sale of the Company's products and services and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be written off.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives of assets, ranging from 3 to 5 years. Costs for repair and maintenance are expensed as incurred.

REVENUE RECOGNITION - The Company recognizes revenue when there is persuasive evidence of an arrangement, the product has been delivered under the delivery terms or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery terms are generally FOB shipping point, typically the Company's facility. The Company does not have transactions in which the amount of revenue is variable based on activities or events which occur after shipment. The Company reduces revenue for estimated customer returns and other allowances when reasonably known. Amounts billed in advance of revenue recognition are included in deferred revenue.

Revenue from hardware sales is recognized when the product is shipped to the customer and when there are no unfulfilled obligations that affect the customer's final acceptance. Revenue from sales of software licenses and software maintenance subscriptions are recognized on a straight-line basis over the subscription term.

SHIPPING AND HANDLING - Amounts billed to customers relating to shipping handling costs are included as an offset to related freight costs, which are included in costs of goods sold in the accompanying statements of operations.

RESEARCH AND DEVELOPMENT--Research and development costs, which are comprised primarily of compensation, consulting costs, supplies, materials and related costs, are expensed as incurred. The value of acquired in-process Research and Development is charged to expense on the date of acquisition if the acquired intellectual property has not attained "technological feasibility as of that date.

CONCENTRATION OF RISK - Two customers accounted for 74% and 26%, respectively, of the Company's sales in 2002 and another two customers accounted for 57% and 27%, respectively, of the Company's sales in 2003.

One supplier, an affiliate, accounted for 100% and 93% of the Company's cost of goods sold in 2002 and 2003, respectively. (See Note 2).

The Company's products are reliant upon the technology underlying the patent (see Note 2).

INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax and any available operating loss or tax credits.

LOSS PER SHARE - The computation of basic loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period presented. Diluted net loss per share reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock. At December 31, 2003, there were no common stock equivalents outstanding.

USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation of accounts receivable, valuation of intangible and income taxes. Actual results could differ from those estimates.

PRODUCT WARRANTIES - The Company has a limited warranty on certain products for a period of one year from the date of receipt of the product by the customer. The Company will, at its option, either repair or replace with new or used parts any of the products sold which prove to be defective.

                           TECHNOGY ALTERNATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          DECEMBER 31, 2003 AND 2002 AND SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company's financial instruments consist of cash, accounts receivable, accounts payable, accounts and advances payable to related parties, and accrued liabilities and their carrying amounts approximate fair value due to their short maturities and recent occurrences.

UNAUDITED INTERIM FINANCIAL STATEMENTS - The accompanying balance sheet as of September 30, 2004, the statements of operations and the statements of cash flows for the nine months ended September 30, 2003 and 2004, and the statement of changes in stockholders' deficit for the nine months ended September 30, 2004, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the nine months ended September 30, 2003 and 2004. The financial data and other information disclosed in these notes to financial statements related to the nine months ended September 30, 2003 and 2004 are unaudited. The results for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004 or for any other interim period or for any future year.

RECENT ACCOUNTING PRONOUNCEMENTS - Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 146,147,148,149 and 150 had no applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2002 and 2003, the Company received approximately $361,000 and $193,518, respectively, primarily for working capital purposes from Services By Designwise, Ltd. ("SBD"), a Company owned by the Company's 45% shareholder. Borrowings are due on demand, are unsecured and non-interest bearing. The balance at December 31, 2003 was $554,518.

Advances payable to the Company's President and 55% founding shareholder was $103,749 at December 31, 2003. These advances are due on demand, unsecured and non-interest bearing.

Purchases of equipment from SBD included in cost of goods sold in 2002 and 2003 totaled $18,400 and $119,086, respectively.

At December 31, 2003 the Company had accounts payable to its affiliate, SBD, of $448,359 primarily for equipment purchases and consulting fees (see below).

During 2002 and 2003 the Company incurred $123,400 and $294,400 of consulting fees to its affiliate, SBD. The amounts are included in general and administrative expenses on the accompanying financial statements.

In April 2003, the Company's 55% shareholder contributed to the Company certain intellectual property, including a patent covering the method and apparatus for transporting data over a managed wireless network using unique communication protocol. The Company recorded the contributed property at the shareholder's basis in such assets, which amount was zero.

NOTE 3 - INCOME TAXES

There was no income tax during 2003 and 2002 due to the Company's net loss.

The Company's tax expense differs from the "expected" tax expense for the period ended December 31, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                        2002             2003
                                                     ---------        ---------
Computed "expected" tax expense (benefit)            $(180,620)       $(941,844)
Non deductible expenses                                  3,628          916,761
State income taxes                                     (25,803)         (34,313)
Change in valuation allowance                          202,794          270,720
                                                     ---------        ---------
                                                     $      --        $      --
                                                     =========        =========

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

Deferred Tax Assets:
Non-deductible cost & expenses                                        $ 216,243
Net operating loss carryforwards                                        260,731
                                                                      ---------
                                                                        476,974
Deferred tax liabilities-fixed assets                                    (3,460)
                                                                      ---------
                                                                        473,514
Deferred tax asset valuation allowance                                 (473,514)
                                                                      ---------
Net deferred tax asset                                                $      --
                                                                      ---------

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will be realized. The valuation allowance has been increased by $202,794 for the period February 20, 2003 (Inception of development stage) through December 31, 2002 and $270,732 for the year ended December 31, 2003 as a result of increased net operating losses. Net operating loss carry-forwards aggregate approximately $651,827 and expire in years through 2022.

                           TECHNOGY ALTERNATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          DECEMBER 31, 2003 AND 2002 AND SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 4 - EQUIPMENT

Equipment is comprised of the following:
                                          December 31, 2003   September 30, 2004
                                                                (unaudited)
      Computer equipment and software          $ 13,748          $ 17,719
      Demonstration equipment                     7,972             7,972
      Office furniture and equipment                 --            18,820
      Vehicle                                     6,400             6,400
                                                 28,120            50,911
               Accumulated depreciation         (11,133)          (22,771)
                                               --------          --------
               Equipment, net                  $ 16,987          $ 28,140

Substantially all of the Company's equipment is pledged as collateral for borrowing and other obligation agreements. Depreciation expense was $6,081 for the year ended December 31, 2003 and $5,052 for the period January 29, 2002(inception) to December 31, 2002.

NOTE 5 - OPERATING LEASE

The Company leases its office and manufacturing facilities pursuant to terms of a lease agreement. Prior to May 2003, the Company leased the facilities pursuant to a series of short-term lease agreements. Rent expense for the fiscal year ended December 31, 2002 approximated $28,000 and is included in selling, general and administrative expense. Commencing in May 2003, the Company entered into a three year lease, requiring monthly rents of approximately $6,700 at the beginning of the lease and increasing to approximately $7,100 during the last year of the lease. Rent expense for the fiscal year ended December 31, 2003 approximated $69,000 and is included in selling, general and administrative expense. Future minimum lease obligations pursuant to the lease approximate $82,000, $84,000 and $28,000 during 2004, 2005 and 2006, respectively. In
September 2004, the Company assigned it's rights and obligations relating to the lease to TechAlt, Inc. See Note 9 - Subsequent events regarding, among other things, the Company's merger with TechAlt, Inc.

NOTE 6 - ROYALTY AGREEMENT

The Company is party to a royalty agreement that requires royalty payment to a patent holder of the technology related to mounting certain of the Company's products in the trunk of a motor vehicle. The agreement provides for a royalty of 5% of the net sales price, as defined, of every mobile video recording system covered by the patent and minimum payment on every system in the amount of $150. Amounts paid pursuant to this Royalty Agreement were approximately $1,000 and $5,000 for the fiscal years ended December 31, 2002 and 2003, respectively and an acquisition cost of approximately $18,000 in 2002 to allow an assignment for the prior licensee. The acquisition cost was expensed in 2002. See Note 9 for subsequent consulting and purchase commitments.

NOTE 7 - LICENSE AGREEMENT

On August 20, 2004, the TechAlt and its then majority (55%) shareholder and sole member of its board of directors (the "Warranting Shareholder") entered into an Intellectual Property License Agreement with TAI, which agreement (the "License Agreement") was consummated on August 24, 2004 ("Closing"). Pursuant to the License Agreement, in exchange for the issuance of 10,044,000 shares of TechAlt common stock, TechAlt licensed certain intellectual property owned by TAI. The initial term of the License was 6 months, which 6 month term was automatically extended for additional 6 month terms until terminated by mutual agreement of TechAlt and TAI. Pursuant to terms of the License Agreement, TechAlt is to receive $100,000 from TAI to satisfy certain liabilities and 27,219,000 shares of TechAlt common stock were cancelled. The $100,000 amount due by TAI to TechAlt has been recorded as selling, general and administrative expense during the nine month period ended September 30, 2004. Subsequent to August 20, 2004 through September 30, 2004, TechAlt paid certain TAI liabilities of approximately $124,000. These payments have been recorded as contributed capital in the additional paid-in capital account in the financial statements for the nine months ended September 30, 2004. As further described in Note 9 - Subsequent events, in December 2004, the License Agreement was rescinded, which rescission included rescinding the 10,044,000 shares of TechAlt common stock issued pursuant to the License Agreement.

NOTE 8 - STOCKHOLDERS' DEFICIT

At inception, the Company issued 9,544,000 common shares to its two founders for $1,000 cash.

As a result of the recapitalization discussed in Note 9, all share and per share data in the accompanying financial statements has been retroactively restated for all periods presented.

                           TECHNOGY ALTERNATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          DECEMBER 31, 2003 AND 2002 AND SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 9 - SUBSEQUENT EVENTS

On December 15, 2004, TechAlt paid $650,000 to the former 45% owner of TAI ("Masanek"), which such payment then provided that certain documents and agreements became effective pursuant to terms of an Escrow Agreement entered into on November 20, 2004 between TechAlt, TAI, Masanek and the former 55% owner of TAI ("Solomon"), and their respective attorneys. Material terms of the agreements and transactions occurring subsequent to these payments are as follows:

AGREEMENT AND PLAN OF MERGER- Pursuant to the Merger Agreement, all of the shares of common stock of TAI (all of which were owned by Solomon and Masanek) were exchanged for 9,544,000 shares of common stock of TechAlt. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of TechAlt, was merged with and into TAI, with TAI becoming a wholly-owned subsidiary of TechAlt (the "Merger"). Additionally, pursuant to terms of the Merger Agreement, TechAlt issued 400,000 shares of its common stock to an investment advisor as consideration for business development services provided and 100,000 shares of its common stock as consideration for $50,000 cash. Upon consummation of the Merger, Solomon and Masanek together own approximately 83% of the common stock of the merged entity and the shareholders of TechAlt prior to the License Agreement and name change from Dendo Global Corp. own approximately 17%. The transaction, in which TechAlt Acquisitions, Inc. was merged with and into TAI, is accounted for as a recapitalization of TAI and combination of entities under common control and the Company is deemed to have issued approximately 1,956,000 common shares to the shareholders of TechAlt, Inc.. Inasmuch as the former TAI shareholders own a majority of TechAlt common stock after the merger, TAI is considered to be the acquiring corporation for accounting purposes, and the predecessor entity to TechAlt for purposes of financial reporting. The financial statements after the transaction consist of the balance sheet of TAI and TechAlt, the operations of TechAlt from the license date and the historical operations of TAI.

SETTLEMENT AGREEMENT - Pursuant to terms of the Settlement Agreement between the TechAlt and Masanek, among other things, (i) the License Agreement entered into between TechAlt and TAI in August 2004 was rescinded, which rescission included rescinding the 10,044,000 shares of TechAlt common stock issued pursuant to the License agreement, (ii) TechAlt paid Masanek $650,000 cash, (iii) TechAlt and Masanek entered into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) the TechAlt issued a Convertible Promissory Note for $1,150,000 to Services by Designwise, Ltd. ("SBD"), a company owned by Masanek, payable $650,000 one year from issuance and the remainder two years from issuance subject to acceleration, as defined, based on capital raises, with interest at 5%, and convertible into shares of TechAlt common stock on the basis of $1.00 per share, and secured by substantially all assets of TechAlt. There is no beneficial conversion since the conversion price exceeds the stock trading price, (v) TechAlt issued warrants to Masanek for the right to purchase for a period of five years 750,000 shares of TechAlt common stock for $1.00 per share with a cashless exercise provision. The Company recorded a debt discount of $293,700 for the valuation of the 750,000 warrants (computed using a Black-Scholes model with an interest rate of 3.48%, volatility of 123%, zero dividends and expected term of 5 years)., (vi) TechAlt received from SBD the assignment of all right, title and interests in certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems, (vii) TechAlt paid $140,000 for the attorneys fees of Masanek, and (viii) settlement of certain claims made by Masanek against TechAlt and others in a lawsuit filed in the Circuit Court of Cook County, Illinois, (ix) beginning December 15, 2004, a 3 year sales agreement with a commitment for the Company to purchase from SBD $1,250,000 of equipment inventory per year plus pay 6.25% to 6.75% royalties on certain third party supplied goods, (x) a consulting agreement for which the Company will pay $25,000 for the first four months and $6,250 per month for the next 32 months plus other benefits.

RAISING ADDITIONAL FINANCING - Among other conditions satisfied with respect to consummation of the Merger, was that TechAlt received cash of not less than $1,500,000 from issuances of securities through the exercise of Additional Investment Rights issued to certain investors in August 2004 pursuant to the terms of its recent Series A Preferred stock and Warrant financing. Subsequent to September 30, 2004 and through January 17, 2005, TechAlt received cash of approximately $2,750,000 net of offering costs of $50,000 paid from the sale of 2,800,000 shares of Series A Preferred stock and warrants to purchase 5,600,000 shares of TechAlt common stock for $1.00 per share. Additional offering costs of approximately $250,000 are expected to be paid from these proceeds.

                          TECHNOLOGY ALTERNATIVES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
          DECEMBER 31, 2003 AND 2002 AND SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

CONTRACT TO SUPPLY EQUIPMENT TO COOK COUNTY - In July 2004, the Company was awarded a contract to supply certain equipment, software and services to a contractor doing business with Cook County Commissioners Office. The Commission approved a plan to implement a county-wide wireless communications system. A grant of approximately $13 million from the Urban Area Security Initiative of the Department of Homeland Security has been accepted to fund the project. An additional grant of approximately $17 million has also been approved for the second phase of the project. The contract is anticipated to result in future Company revenues of approximately $9 million.

AGREEMENT WITH IBM - In October 2004, the Company entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 Implementation of the Company's wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project. Pursuant to terms of the SOW, the Company will be providing hardware and software, and maintenance services through 2009, under Phase 1 for which it is to receive payments of approximately $2.9 million. In Phase 1 of the project, 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. The Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies. The wireless network will provide first responders in remote locations with information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information and other data on the Cook County network.

REGISTRATION STATEMENT ON FORM SB-2 - TechAlt is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission regarding the registration of approximately 34 million shares of the Company's common stock to be sold by certain TechAlt stockholders. The selling stockholders will offer the common stock in amounts, at prices and on terms to be determined at the time of the offering. TechAlt will not receive any proceeds from the sales of the common stock by the selling stockholders. Shares of the TechAlt common stock are not currently quoted on any exchange or the over-the-counter bulletin board market. TechAlt has applied for trading of its common stock on the over-the-counter bulletin board.

CONVERTIBLE DEBENTURE AND CONVERSION

On June 25, 2004 the Company entered into a 10% Secured Cumulative Convertible Debenture in the amount of $100,000. The Company is not required to make any payments prior to either the maturity date which is June 25, 2005 or a merger/acquisition transaction involving the Company. The debenture is secured by US Patent No. 6,587,441 which the Company holds. On December 30, 2004 a conversion agreement was executed converting the principal amount into 100,000 shares of TechAlt's Series A Convertible Preferred Stock and Warrants to purchase 200,000 shares of common stock on the terms and conditions of the offering.

RELATED PARTY TRANSACTIONS - At September 30, 2004 advances payable to the Company's President and 55% founding shareholder was $253,295 (unaudited).

At September 30, 2004 the Company had accounts payable to its affiliate, SBD, of $651,711 (unaudited) and $226,650 (unaudited) to TechAlt, Inc.

                        40,775,080 SHARES OF COMMON STOCK


                                 [TECHALT LOGO]

                                   PROSPECTUS


                               FEBRUARY ___, 2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation allows and our bylaws require that we indemnify our directors and officers who are or were a party to, or are threatened to be made a party to, any proceeding (including a derivative action if the director or officer is not found liable to us), against all expenses reasonably incurred by a director or officer in connection with such a proceeding (including expenses, judgments, fines and amounts paid in settlement), if the director or officer acted in good faith, in a manner he or she believed was not opposed to our best interests, and, with respect to a criminal proceeding, had no reason to believe that his or her conduct was unlawful.

We have entered into separate indemnification agreements with each of our directors and officers. The agreements provide for mandatory indemnification for and limit the liability of our directors and officers in serving us to the fullest extent permitted by the Nevada Corporation Law. Specifically, under the agreements, our directors and officers will not be personally liable for monetary damages for their errors or omissions, except for liability for the breach of a director's or officer's duty of loyalty to us or our stockholders, for intentional misconduct or acts not in good faith, for making any unlawful distribution, for any transaction from which the director or officer derived an improper benefit, or for violating section 16(b) of the Securities Exchange Act of 1934, as amended, or similar laws.

Our bylaws and indemnification agreements generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of SEC Registration and all other estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense                          Amount


SEC Registration fee                     $    4,791
Accounting fees and expenses             $   15,000
Legal fees and expenses                  $   50,000
Printing and related expenses            $   15,000
Blue sky legal fees and expenses         $    5,000
Transfer agent fees and expenses         $    5,000
Miscellaneous expenses                   $    5,000

     Total                               $   99,971
                                         ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

We have issued the following securities within the last three years.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in March, 2004, the Company approved and closed on the sale of 15,000,000 shares of newly issued and restricted shares of common stock of the Company to Mr. Lindsay Hedin for an aggregate purchase price of $15,000 in a private offering. The Shares represented approximately fifty-two percent (52%) of the total issued and outstanding shares of common stock of the Company immediately after the sale. After the sale of the Shares, Mr. Cornelius A. Hofman resigned as an officer and director of the Company. Prior to Mr. Hofman's resignation, Mr. Lindsay Hedin was appointed as a director of the Company and as the chief executive officer, president, chief financial officer, secretary and treasurer of the Company.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under the section 4(2) of the Securities Act of 1933. On August 2004 the company issued 300,000 shares of common stock to a financial advisor in exchange for services in connection with the introduction of TechAlt to TAI (defined below).

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in August, 2004, TechAlt entered into an Intellectual Property License Agreement (the "License Agreement") with Technology Alternatives, Inc., an Illinois corporation ("TAI"). Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock to TAI and certain other individuals and entities, TAI Licensed certain intellectual property to the Company.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, in August, 2004, in exchange for Five Hundred Thousand Dollars ($500,000) the Company sold 500,000 shares of the Company's Series A Convertible Preferred Stock (purchase price of One Dollar ($1.00) per share) (the "Series A Preferred"), warrants to purchase 1,000,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") and AIRs to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share), which exercise of the AIRs in the aggregate entitle the investors to Additional Warrants (exercise price of One Dollar ($1.00) per share) to purchase 7,000,000 shares of common stock of the Company, in the aggregate (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in October, 2004, the Company issued 170,000 shares of Series A Preferred and Warrants to purchase 340,000 shares of common stock pursuant to the partial exercise on by an investor in the Offering of its Additional Investment Right.


Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933, in connection with the Merger Agreement, the Company issued 10,044,000 shares of the common stock of the Company to (i) James E. Solomon (4,867,440), (ii) Paul Masanek (4,676,560), and (iii) Hudson Investment Advisors, LLC (500,000). The Company also issued a Warrant to Paul Masanek to purchase 750,000 shares of common stock of the Company for $1.00 per shares, and a Secured Convertible Promissory Note to Services By Designwise, Ltd., convertible into 1,150,000 shares of the common stock of the Company for $1.00 per share.

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of James E. Solomon, Paul Masanek, Services by Designwise, Ltd., and Hudson Investment Advisors, LLC made pursuant to the Merger Agreements and/or separate Subscription Agreements executed in connection with the Merger and (ii) its own independent investigation to confirm the accredited/unaccredited status of James E. Solomon, Paul Masanek, and Hudson Investment Advisors, LLC.

Pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 and in accordance with the exercise of Additional Investment Rights ("AIR") held by certain of the Company's accredited investors, on December 16, 2004 the Company issued shares of Series A Preferred stock and Additional Warrants pursuant to its Series A financing as follows:

Investor                             Series A Preferred      Warrants
--------                             ------------------      ---------

Cranshire Capital, LP                      218,750            437,500
Crestview Capital Master, LLC            1,317,500          2,635,000
DKR SoundShore Oasis                       218,750            437,500
Smithfield Fiduciary/Highbridge            875,000          1,750,000

Each share of Series A Preferred stock purchased pursuant to the AIRs is purchased for $1.00 per share and converts into two (2) shares of common stock. Each share of Series A Preferred stock votes on as converted basis. In addition, for each share of Series A Preferred stock purchased, the purchaser receives warrants to purchase two (2) shares of common stock, exercise price of $1.00 per share.

ITEM 27. EXHIBITS.


-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
   2.1         Form of Agreement and Plan of Merger                   Incorporated by reference to Exhibit
                                                                      2.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
   3.1(i)      Articles of Incorporation                              Incorporated by reference to Exhibit
                                                                      3.1 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.2(i)      Certificate of Amendment to the Articles of            Incorporated by reference to Exhibit
               Incorporation                                          3.2 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.3(i)      Certificate of Amendment to the Articles of            Incorporate by reference to Exhibit 3.3(i)
               Incorporation                                          of the Company's SB-2 Registration
                                                                      Statement filed November 15, 2004
-------------------------------------------------------------------------------------------------------------
   3.4(ii)     Bylaws                                                 Incorporated by reference to Exhibit
                                                                      3.3 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.5(ii)     Amended Bylaws                                         Incorporated by reference to Exhibit
                                                                      3.2 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.1       Certificate of Designation                             Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.2       Amended Certificate of Designation                     Attached

-------------------------------------------------------------------------------------------------------------

     4.3       Form of Securities Purchase Agreement                  Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.4       Form of Registration Rights Agreement                  Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.5       Form of Warrant                                        Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.6       Form of Additional Warrant                             Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
     4.7       Form of Additional Investment Right                    Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.8       Form of Lock-Up Agreement                              Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.9       Form of Warrant issued to Paul Masanek                 Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
     4.10      Form of Secured Convertible Promissory Note            Incorporated by reference to Exhibit
                                                                      4.2 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     4.11       Form of Registration Rights Agreement with            Incorporated by reference to Exhibit
                Paul Masanek and Services By Designwise, Ltd.         4.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     4.12       Form of Right of First Refusal Agreement              Incorporated by reference to Exhibit
                                                                      4.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     5.1       Form of Opinion of The Otto Law Group, PLLC            Attached

-------------------------------------------------------------------------------------------------------------
    10.1       Employment Agreement with James E. Solomon             Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
    10.2       Intellectual Property License Agreement                Incorporated by reference to Exhibit
                                                                      10.1 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
    10.3       Financial Advisory and Investment Banking Agreement    Incorporated by reference to Exhibit
               with Sunrise Securities Corp.                          10.3 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.4       Public Relations Retainer Agreement with               Incorporated by reference to Exhibit
               with Sunrise Financial Group, Inc.                     10.4 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.5       Base Agreement with International Business Machines    Incorporated by reference to Exhibit
               Corporation                                            10.5 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.6       IBM Solutions Engagement Agreement Statement of Work   Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
    10.7       Arias Technology Corporation, Inc., Agreement for      Incorporated by reference to Exhibit
               Consulting Services                                    10.7 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.8       TechAlt/Arias Statement of Work                        Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.9       Form of Agreement to Rescind Intellectual Property     Incorporated by reference to Exhibit
               License Agreement                                      10.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.10      Form of Sales Agreement                                Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.11      Form of Security Agreement                             Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.12      Form of Settlement Agreement                           Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.13      Form of Technology Assignment and Bill of Sale         Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.14      Form of Escrow Agreement                               Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.15      Form of Consulting Agreement                           Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.16      Form of Waiver and Amendment Agreement                 Attached

-------------------------------------------------------------------------------------------------------------
    23.1       Form of Consent of The Otto Law Group, PLLC            (Exhibit 5.1)

-------------------------------------------------------------------------------------------------------------
    23.2       Consent of Pritchett, Siler & Hardy, PC, independent   Attached
               registered public accountants

-------------------------------------------------------------------------------------------------------------
    23.3       Consent of Salberg & Co., P.A., independent            Attached
               registered public accountants

-------------------------------------------------------------------------------------------------------------

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

In addition, we hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Arlington Heights, Illinois on February 14, 2005.

                                  TECHALT, INC.


                        By: /s/ James E. Solomon
                            --------------------------------------
                        Name: James E. Solomon
                        Its: Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


-----------------------------------------------------------------------------------------------------------
             SIGNATURE                                TITLE                                   DATE

-----------------------------------------------------------------------------------------------------------
/s/ James E. Solomon               Chief   Executive   Officer                       February 14, 2005
---------------------------       (Principal Executive Officer) and Director
James E. Solomon
---------------------------------------------------------------------------------- ------------------------

/s/ James Hurley                  Chief Financial Officer (Principal  Financial      February 14, 2005
---------------------------       Officer)
James Hurley
---------------------------------------------------------------------------------- ------------------------

/s/ George Loera                  Director                                           February 14, 2005
---------------------------
George Loera

---------------------------------------------------------------------------------- ------------------------

/s/ C. Pete Ashi                  Director                                           February 14, 2005
---------------------------
C. Pete Ashi

---------------------------------------------------------------------------------- ------------------------

                                  EXHIBIT INDEX


-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
   2.1         Form of Agreement and Plan of Merger                   Incorporated by reference to Exhibit
                                                                      2.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------

3.1(i)         Articles of Incorporation                              Incorporated by reference to Exhibit
                                                                      3.1 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.2(i)      Certificate of Amendment to the Articles of            Incorporated by reference to Exhibit
               Incorporation                                          3.2 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.3(i)      Certificate of Amendment to the Articles of            Incorporate by reference to Exhibit 3.3(i)
               Incorporation                                          of the Company's SB-2 Registration
                                                                      Statement filed November 15, 2004
-------------------------------------------------------------------------------------------------------------
   3.4(ii)     Bylaws                                                 Incorporated by reference to Exhibit
                                                                      3.3 of the Company's Form 10-SB filed
                                                                      October 29,1999

-------------------------------------------------------------------------------------------------------------
   3.5(ii)     Amended Bylaws                                         Incorporated by reference to Exhibit
                                                                      3.2 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.1       Certificate of Designation                             Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.2       Amended Certificate of Designation                     Attached

-------------------------------------------------------------------------------------------------------------

     4.3       Form of Securities Purchase Agreement                  Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.4       Form of Registration Rights Agreement                  Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.5       Form of Warrant                                        Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.6       Form of Additional Warrant                             Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      August 27, 2004
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
     4.7       Form of Additional Investment Right                    Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.8       Form of Lock-Up Agreement                              Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
     4.9       Form of Warrant issued to Paul Masanek                 Incorporated by reference to Exhibit
                                                                      4.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.
-------------------------------------------------------------------------------------------------------------
     4.10      Form of Secured Convertible Promissory Note            Incorporated by reference to Exhibit
                                                                      4.2 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     4.11       Form of Registration Rights Agreement with            Incorporated by reference to Exhibit
                Paul Masanek and Services By Designwise, Ltd.         4.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     4.12       Form of Right of First Refusal Agreement              Incorporated by reference to Exhibit
                                                                      4.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
     5.1       Form of Opinion of The Otto Law Group, PLLC            Attached

-------------------------------------------------------------------------------------------------------------
    10.1       Employment Agreement with James E. Solomon             Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
    10.2       Intellectual Property License Agreement                Incorporated by reference to Exhibit
                                                                      10.1 of the Company's Form 8-K filed
                                                                      August 27, 2004

-------------------------------------------------------------------------------------------------------------
    10.3       Financial Advisory and Investment Banking Agreement    Incorporated by reference to Exhibit
               with Sunrise Securities Corp.                          10.3 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.4       Public Relations Retainer Agreement with               Incorporated by reference to Exhibit
               with Sunrise Financial Group, Inc.                     10.4 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.5       Base Agreement with International Business Machines    Incorporated by reference to Exhibit
               Corporation                                            10.5 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.6       IBM Solutions Engagement Agreement Statement of Work   Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.7       Arias Technology Corporation, Inc., Agreement for      Incorporated by reference to Exhibit
               Consulting Services                                    10.7 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 EXHIBIT NO.                        DESCRIPTION                                      LOCATION
-------------------------------------------------------------------------------------------------------------
    10.8       TechAlt/Arias Statement of Work                        Incorporated by reference to Exhibit
                                                                      10.8 of the Company's Form SB-2
                                                                      Registration Statement filed
                                                                      November 15, 2004.

-------------------------------------------------------------------------------------------------------------
    10.9       Form of Agreement to Rescind Intellectual Property     Incorporated by reference to Exhibit
               License Agreement                                      10.1 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.10      Form of Sales Agreement                                Incorporated by reference to Exhibit
                                                                      10.2 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.11      Form of Security Agreement                             Incorporated by reference to Exhibit
                                                                      10.3 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.12      Form of Settlement Agreement                           Incorporated by reference to Exhibit
                                                                      10.4 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.13      Form of Technology Assignment and Bill of Sale         Incorporated by reference to Exhibit
                                                                      10.5 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.14      Form of Escrow Agreement                               Incorporated by reference to Exhibit
                                                                      10.6 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.15      Form of Consulting Agreement                           Incorporated by reference to Exhibit
                                                                      10.7 of the Company's Form 8-K filed
                                                                      December 21, 2004.

-------------------------------------------------------------------------------------------------------------
    10.16      Form of Waiver and Amendment Agreement                 Attached

-------------------------------------------------------------------------------------------------------------
    23.1       Form of Consent of The Otto Law Group, PLLC            (Exhibit 5.1)

-------------------------------------------------------------------------------------------------------------
    23.2       Consent of Pritchett, Siler & Hardy, PC, independent   Attached
               registered public accountants

-------------------------------------------------------------------------------------------------------------
    23.3       Consent of Salberg & Co, P.A., independent             Attached
               registered public accountants

------------------------------------------------------------------------------------------------------------